                                                                    Exhibit 4.62





                          XINHUA FINANCE MEDIA LIMITED

                                       and

                          FLASH STAR WORLDWIDE LIMITED

                                       and

                          PROFITOWN DEVELOPMENT LIMITED

                                       and

                                  CHOW CHI YAN



                  --------------------------------------------

                               PURCHASE AGREEMENT
                                  IN RESPECT OF
                            SHARES IN THE CAPITAL OF
                          PROFITOWN DEVELOPMENT LIMITED
                                       AND
                           OTHER ASSETS SET OUT HEREIN

                  --------------------------------------------




                                26 NOVEMBER 2007

                            (K&L | GATES COMPANY LOGO)

                   Kirkpatrick & Lockhart Preston Gates Ellis


                                 www.klgates.com

THIS PURCHASE AGREEMENT (this "AGREEMENT") is made on the 26th day of November 2007


BETWEEN

     1. XINHUA FINANCE MEDIA LIMITED, a company incorporated under the laws of the Cayman Islands with registration number 157511 and its registered address located at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman KY1-1111, Cayman Islands, British West Indies, as purchaser ("XFM");

     2. FLASH STAR WORLDWIDE LIMITED, a company incorporated under the laws of the British Virgin Islands with incorporation number 1393132 and its registered address located at Trident Chambers, P.O. Box 146, Road Town, Tortola, British Virgin Islands (the "VENDOR");

     3. PROFITOWN DEVELOPMENT LIMITED, a company incorporated under the laws of the British Virgin Islands with incorporation number 1404040 and its registered address located at Trident Chambers, P.O. Box 146, Road Town, Tortola, British Virgin Islands (the "COMPANY"); and

     4. CHOW CHI YAN, holder of Hong Kong identity card number D213368(8) of 8/F., Yick Fat Mansion, 73B Waterloo Road, Kowloon, Hong Kong, as covenantor ("CHOW").

WHEREAS

A. The Vendor legally and beneficially owns one (1) share in the capital of the Company, representing the entire issued share capital of the Company.

B. The Company owns all of the legal and beneficial interest in the share capital of JCBN HK.

C. JCBN HK owns all of the legal and beneficial interest in the share capital of JTT.

D. XFM desires to purchase from the Vendor and the Vendor wishes to sell to XFM all of the shares in the capital of the Company subject to the terms and conditions set forth in this Agreement.

E. XFM's desire to purchase all of the shares in the capital of the Company under the condition that the Vendor and Chow shall procure certain parties controlled by them to sell certain other assets to XFM Entity subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, the sufficiency, adequacy and receipt of which are hereby acknowledged, XFM, the Company, the Vendor and Chow hereby agree as follows:

1.   DEFINITIONS

1.1 Definitions. The following terms when used herein shall have the meanings ascribed to them below:

     "ACCOUNTS RECEIVABLES"       means (a) any right to payment for goods sold,
                                  leased or licensed or for services rendered, whether or not it has been earned by performance, whether billed or unbilled, and whether or not it is evidenced by any contract or agreement or otherwise; (b) any note receivable; or (c) any other receivable or right to payment of any nature;

     "ADRS"                       means American Depositary Receipts;

     "AFFILIATES"                 means, in respect of a specified Person, any
                                  other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person or, in the case of a natural Person, such Person's spouse, parents and descendants (whether by blood or adoption and including stepchildren);

     "ASSETS" means any real, personal, mixed, tangible, intangible or other property of any nature, including, but not limited to, cash or cash equivalents, inventory, prepayments, deposits, escrows, Accounts Receivables, Tangible Property, Intellectual Property, Real Property, software and goodwill, and claims, causes of action and other legal rights and remedies of any nature whatsoever;

     "BUSINESS DAY"               means any Monday, Tuesday, Wednesday, Thursday
                                  and Friday on which banks in Hong Kong or the PRC are required or permitted by laws to be open;

     "CHARTER DOCUMENTS"          means, in respect of a company, its memorandum
                                  of association, articles of association, articles of incorporation, bylaws, business license, registers and other constitutional and organizational documents, in each case, as amended as of the date hereof;

     "CLOSING RECEIVABLES"        has the meaning ascribed to it in Clause 3(c)
                                  of Schedule F;

     "CONDITIONS"                 means, the conditions to the completion of
                                  JCBN Company Closing and JCBN Group Closing as set forth in Clauses 2 and 8;

     "CONSENT"                    means any consent, approval, permit, license,
                                  order, or authorization of or registration, declaration, or filing with or exemption by Governmental Entity;

     "CONTROL", "CONTROLS",       means the possession, directly or indirectly,
     "CONTROLLED" (or any         of the power to direct or cause the direction
     correlative term)            of the management of a Person, whether through
                                  the ownership of voting securities, by
                                  contract, credit arrangement or proxy, as trustee, executor, agent or otherwise. For the purpose of this definition, a Person shall be deemed to Control another Person if such first
                                  Person, directly or indirectly, owns or holds more than 50% of the voting equity interests in such other Person;

     "DEPOSIT"                    has the meaning ascribed to it in Clause
                                  2.2(a)(i);

     "DISCLOSING PARTY"           has the meaning ascribed to it in Clause 11.4;

     "ENCUMBRANCE"                means and includes any interest or equity of
                                  any person (including, without prejudice to the generality of the foregoing, any right to acquire, option or right of pre-emption) or any mortgage, charge, pledge, right, lien or assignment or any other encumbrance, priority or security interest or arrangement of whatsoever nature over or in the relevant property;

     "FINANCIAL STATEMENTS"       means the results of the financial due
                                  diligence conducted by XFM in respect of the financial condition of members of the JCBN
                                  Group as at 31 October 2007, copies of which are attached as Schedule Q;

     "FOREIGN EXCHANGE RATE"      means the average of the closing middle
                                  exchange rates posted on the website of the State Administration of Foreign Exchange at www.safe.gov.cn for the conversion of RMB to USD on the close of the fifteen trading days prior to any date of payment under this Agreement;

     "GOVERNMENTAL ENTITY"        means any court, regulatory body,
                                  administrative agency or commission or other governmental authority or instrumentality, whether domestic or foreign;

     "HONG KONG"                  means the Hong Kong Special Administrative
                                  Region of the PRC;

     "IF DESIGN"                  means Shanghai IF Advertisement Design and
                                  Production Co., Ltd., a company incorporated under the laws of the PRC with a registered address at Room L3, No.3-4, 17 Long, Shaoxing
                                  Road, Luwan District, Shanghai, the PRC;

     "INDEMNIFIED PARTY"          has the meaning ascribed to it in Clause 9.4;

     "INDEMNIFYING PARTY"         has the meaning ascribed to it in Clause 9.4;

     "INTELLECTUAL PROPERTY"      means, collectively, the Owned Intellectual
                                  Property and the Licensed Intellectual
                                  Property;

     "JCBN ANCILLARY              means the JCBN Equity Transfer Documents, the
     AGREEMENTS"                  JCBN Employment Agreements to be entered into
                                  by all persons set forth under Schedule M, the Non-compete Deeds to be entered into by all persons set forth under Schedule M and any other agreements contemplated in this
                                  Agreement;

     "JCBN CHINA"                 means Shanghai Paxi Advertising Co., Ltd., a
                                  company incorporated under the laws of the PRC with a registered address at No.A-61 Nanxing
                                  Village, Jinhui Town, Fengxian District,
                                  Shanghai, the PRC;

     "JCBN CLOSING                means all the agreements or documents required
     DELIVERABLES"                to be delivered by any member of the JCBN
                                  Group, Chow or the Vendor under this
                                  Agreement;

     "JCBN COMPANY                has the meaning ascribed to it in Clause 2.3;
     CLOSING"

     "JCBN COMPANY                has the meaning ascribed to it in Clause 2.5;
     CLOSING CONDITIONS"

     "JCBN COMPANY                has the meaning ascribed to it in Clause 2.3;
     CLOSING DATE"

     "JCBN COMPANY                means all of the issued share capital in the
     SHARES"                      Company being one ordinary share with a par
                                  value of US$1.00 in the capital of the
                                  Company;

     "JCBN COMPANY                has the meaning ascribed to it in Clause 2.2;
     SHARES CONSIDERATION"

     "JCBN EARNOUTS"              has the meaning ascribed to it in Clause
                                  4.1(b);

     "JCBN EMPLOYMENT             means the employment agreements duly signed by
     AGREEMENTS"                  the persons set forth in Schedule M and the
                                  form of which is set forth under Schedule O;

     "JCBN EQUITY                 means all of the equity interest in JCBN China
     INTERESTS"                   as at the date hereof, particulars of which
                                  are set forth under Schedule D;

     "JCBN EQUITY                 has the meaning ascribed to it in Clause 3.2;
     TRANSFER"

     "JCBN EQUITY TRANSFER        means all the documents, agreements and
     DOCUMENTS"                   instruments as set forth under Schedule N;

     "JCBN FINAL                  has the meaning ascribed to it in Clause 4.4;
     DETERMINATION DATE"

     "JCBN GROUP"                 means, collectively, the Company, JCBN HK, JTT
                                  and JCBN PRC Group;

     "JCBN GROUP CLOSING"         has the meaning ascribed to it in Clause
                                  3.1(a);

     "JCBN HK"                    means JCBN Company Limited, a company
                                  incorporated under the laws of Hong Kong with incorporation number 0879989 and its registered address located at Rooms 1103-5, 11th Floor, No.3 Lockhart Road, Wanchai, Hong
                                  Kong;

      "JTT" means jtt Advertising Limited, a company incorporated under the laws of Hong Kong with incorporation number 0733247 and its registered address located at Room 24.2-3, Wah Hing Commercial Building, 283 Lockhart Road, Wanchai, Hong Kong;

     "JCBN LEASE"                 has the meaning ascribed to it under Schedule
                                  F and the particulars of which are set forth in Schedule I;

     "JCBN LICENSES"              means all the licenses set forth under
                                  Schedule L;

     "JCBN LOSSES"                has the meaning ascribed to it under Clause
                                  9.1;

     "JCBN PAYMENT DATE"          has the meaning ascribed to it in Clause 4.4;

     "JCBN PERMITTED              has the meaning ascribed to it in Clause 5.5;
     BUSINESSES"

     "JCBN PRC GROUP"             means, collectively, JCBN China, Tianyi and IF
                                  Design;

     "JCPN PRC PAYMENT"           has the meaning ascribed to it in Clause
                                  3.1(a);

     "LICENSED INTELLECTUAL       means any and all license rights granted to
     PROPERTY"                    any member of the JCBN Group in any third
                                  party intellectual property or other
                                  proprietary or personal rights, including any and all of the following that are licensed to any member of the JCBN

                                  Group anywhere in the world: (1) trademarks, trade names, service marks and trade dress, and all goodwill associated with trademarks, trade names, service marks and trade dress;
                                  (2) patents; (3) mask works; (4) utility models; (5) domain names; (6) copyrights and copyrightable works; (7) databases; (8) graphics; (9) schematics; (10) marketing, sales and user data; (11) technology; (12) trade secrets, including confidential know-how, inventions, specifications and processes; (13) computer software programs of any kind (in both source and object code form); (14) application programming interfaces; (15) protocols; and (16) any renewal, extension, reissue, continuation or division rights, applications and/or registrations for any of the foregoing;

     "MARKET VALUE"               means, with respect to XFM Shares, the average
                                  of the closing price of XFM Shares or their equivalent in ADRs on NASDAQ for the fifteen
                                  (15) trading days up to and including the third trading day prior to the applicable date
                                  (adjusted to give effect to any splits,
                                  consolidations, dividends or other
                                  recapitalizations occurring during such
                                  fifteen-day period);

     "MATERIAL ADVERSE            means any event or circumstance that occurs
     CHANGE"                      which might reasonably be expected to have a
                                  material adverse effect on the prospects, business, operations or financial condition of any member of the JCBN Group individually or the JCBN Group taken as a whole or that would materially affect the ability of any of the companies in the JCBN Group or any Person who is a party to any of the JCBN Ancillary
                                  Agreements or this Agreement to perform its obligations under any of the JCBN Ancillary
                                  Agreements or this Agreement;

     "MATERIAL CONTRACTS"         means the material contracts the particulars
                                  of which are set forth in Schedule J;

     "NASDAQ" means the National Association of Securities Dealers Automated Quotations;

     "NON-COMPETE DEEDS"          means the Non-compete Deeds signed by the
                                  persons set forth in Schedule M and the form of which is set forth in Schedule P;

     "NON-DISCLOSING              has the meaning ascribed to it in Clause 11.4;
     PARTIES"

     "OWNED INTELLECTUAL          means any and all of the following that are
     PROPERTY"                    owned (including joint ownership) or held by
                                  any member of the JCBN Group
                                  anywhere in the world: (1) trademarks, trade names, service marks and trade dress, and all goodwill associated with trademarks, trade names, service marks and trade dress; (2) patents; (3) mask works; (4) utility models;
                                  (5) domain names; (6) copyrights and
                                  copyrightable works; (7) databases; (8)
                                  graphics; (9) schematics; (10) marketing, sales and user data; (11) technology; (12) trade secrets, including confidential know-how, inventions, specifications and processes; (13) computer software programs of any kind (in both source and object code form); (14) application programming interfaces; (15) protocols; and (16) any renewal, extension, reissue, continuation or division rights, applications and/or registrations for any of the foregoing;

     "PERSON" or "PERSONS"        means any natural person, corporation,
                                  company, association, partnership,
                                  organization, business, firm, joint venture, trust, unincorporated organization or any other entity or organization, and shall include any governmental authority;

     "PRC"                        means the People's Republic of China;

     "PRE-CLOSING TAX             has the meaning ascribed to it in Clause
     PERIOD"                      9.1(c);

     "REAL PROPERTY"              means any real estate, land, building,
                                  condominium, town house, structure or other real property of any nature, all shares of stock or other ownership interests in cooperative or condominium associations or other forms of ownership interest through which interests in real estate may be held, and all appurtenant and ancillary rights thereto, including, but not limited to, easements, covenants, water rights, sewer rights and utility rights;

     "RELEVANT DATE"              has the meaning ascribed to it in Clause 8;

     "RETURN PERIODS"             means the relevant periods covered by the
                                  Returns;

     "RETURNS"                    means all tax returns required to be filed by
                                  a company;

     "RMB" means Renminbi, the lawful currency of the PRC;

     "STRADDLE PERIOD"            has the meaning ascribed to it in Clause
                                  9.1(e);

     "TANGIBLE PROPERTY"          means any furniture, fixtures, leasehold
                                  improvements, vehicles, office equipment, computer equipment, other equipment, machinery, tools, spare parts, forms, supplies or other tangible personal property of any nature;

     "TAX SETTLEMENT              has the meaning ascribed to it in Clause
     OPTION"                      9.1(d);

     "TIANYI" means (CHINESE CHARACTERS), a company incorporated under the laws of the PRC with a registered address at Room 506,No.119, Yudai River Street, Tongzhou District, Beijing, the PRC;

     "TRANSFER"                   means to sell, give, assign, hypothecate,
                                  pledge, encumber, grant a security interest in or otherwise dispose of (whether by operation of law or otherwise);

     "USGAAP" means the generally accepted accounting principles established by the Financial Accounting Standards Board of the United States, as amended from to time;

     "US$" and "US DOLLARS"       means the lawful currency of the United States
                                  of America;

     "XFM ENTITY"                 means Beijing Taide Advertising Co., Ltd., a
                                  company incorporated under the laws of the PRC;

     "XFM SHARES"                 means the Class A common shares in the share
                                  capital of XFM with a par value of US$0.001 each;

     "2008 JCBN AMOUNT"           has the meaning ascribed to it in Clause
                                  4.1(a);

     "2008 JCBN                   means the proforma consolidated audited
     FINANCIALS" and "2009        financial statements for the JCBN Group for
     JCBN FINANCIALS"             the financial year from 1 January 2008 to 31
                                  December 2008 and from 1 January 2009 to 31
                                  December 2009, respectively, in each case prepared in accordance with USGAAP by a firm of international accountants selected by mutual agreement of XFM and the Vendor;

     "2008 JCBN NET               means the proforma consolidated net income of
     INCOME" and "2009            the JCBN Group as set forth in the 2008 JCBN
     JCBN NET INCOME"             Financials and 2009 JCBN Financials,
                                  respectively, prepared in accordance with
                                  USGAAP excluding the extraordinary items and any expenses or provisions made or gain recognised relating to amortization, write-off, impairment loss or adjustment of goodwill which arise from acquisitions or disposal of companies or business by JCBN
                                  Group or incurred in the preparation of the 2008 JCBN Financials or 2009 JCBN Financials;
                                  and

     "2009 JCBN AMOUNT"           has the meaning ascribed to it in Clause
                                  4.1(a).

1.2  Interpretation. In this Agreement:

     (a) the headings are inserted for convenience only and shall not affect the construction of this Agreement;

     (b) references to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other statutory provisions (whether before or after the date hereof) from time to time and shall include any provisions of which they are re-enactments (whether with or without modification);

     (c) all time and dates in this Agreement shall be Hong Kong time and dates except where otherwise stated;

     (d) unless the context requires otherwise, words incorporating the singular shall include the plural and vice versa and words importing a gender shall include every gender; and

     (e) references herein to Clauses, Recitals and Schedules are to clauses and recitals of and schedules to this Agreement.

1.3 Recitals, Schedules. All recitals and schedules form part of this Agreement and shall have the same force and effect as if expressly set forth in the body of this Agreement and any reference to this Agreement shall include the recitals and schedules.

1.4 Joint Obligations. Warranties, covenants, indemnities or other obligations expressed in this Agreement to be given by more than one party shall be deemed to be given by such parties on a joint and several basis unless otherwise expressly provided for.

2.   SALE AND PURCHASE OF COMPANY SHARES

2.1 Purchase and Sale of JCBN Company Shares. Subject to the terms and conditions set forth in this Agreement, XFM (relying on the representations, warranties, agreements, covenants, undertakings and indemnities hereinafter referred to) agrees with the Vendor to purchase and the Vendor agrees to sell to XFM or an Person designated by XFM at JCBN Company Closing, all of its direct and indirect interests in the JCBN Company Shares with effect from the JCBN Company Closing Date free from all Encumbrances and together with all rights of any nature whatsoever now or hereafter attaching or accruing to them including all rights to any dividends or other distribution declared, paid or made in respect of them after the JCBN Company Closing Date.

2.2  Payment.

     (a) The purchase price for the JCBN Company Shares shall be US$43,067,000 (the "JCBN COMPANY SHARES CONSIDERATION") payable as follows:

          (i) US$6,000,000 (the "DEPOSIT") of the JCBN Company Shares Consideration shall be payable as a deposit on the JCBN Company Shares Consideration on the fulfilment or waiver of the conditions provided under Clause 2.5A;

          (ii) US$4,200,000 of the JCBN Company Shares Consideration for the Closing Receivables shall be payable at the JCBN Company Closing Date;

          (iii) US$32,867,000 of the JCBN Company Shares Consideration shall be payable at the JCBN Group Closing.

     (b)  The JCBN Company Shares Consideration shall be payable in cash.

     (c) If the completion of the JCBN Company Closing and the JCBN Group Closing shall not have occurred on or before 29 February 2008 as a result of the failure of the Vendor or Chow to fulfil any of the Conditions or the Agreement shall have been terminated by XFM pursuant to Clause 10.1, the Deposit shall forthwith be returned to XFM. If the completion of the JCBN Company Closing and the JCBN Group Closing shall not have occurred on or before 29 February 2008 as a result of the breach of this Agreement by XFM, the Deposit shall be forfeited to the Vendor. Upon the completion of the JCBN Company Closing and the JCBN Group Closing, the Deposit shall be applied toward and form part of the JCBN Company Shares Consideration.

2.3 JCBN Company Closing. Upon the JCBN Company Closing Conditions having been satisfied or waived on or before the expiration of the time period herein for the fulfilment of such conditions, the completion of the purchase and sale of the JCBN Company Shares (the "JCBN COMPANY CLOSING") shall take place at the offices of XFM in Hong Kong or at such other place as may be agreed upon by the Parties immediately following confirmation from XFM that the said conditions have been satisfied or waived. The date and time of the JCBN Company Closing are herein referred to as the "JCBN COMPANY CLOSING DATE". For greater certainty, save for the payment of the Deposit, XFM shall not be obliged to pay any amount of the JCBN Company Shares Consideration unless all the JCBN Company Closing Conditions are fulfilled or waived by XFM.

2.4 Deferral of JCBN Company Closing. Without prejudice to any other remedies available to XFM, if any provision of Clause 2.5 has not been complied with by the Vendor or Chow on the JCBN Company Closing Date (except if the Vendor's or Chow's failure to comply is caused by XFM), XFM may:

     (a) proceed to JCBN Company Closing so far as practicable (without prejudice to its rights hereunder);

     (b) defer JCBN Company Closing and the payment of the balance of the JCBN Company Shares Consideration to another Business Day that is not more than twenty eight (28) Business Days later until all JCBN Company Closing Conditions are fulfilled or waived; or

     (c) rescind its obligations to purchase the JCBN Company Shares under this Agreement without prejudice to any other remedy and without incurring any liability to the Vendor, Chow or the Company.

2.5 Conditions to JCBN Company Closing. The obligations of XFM under this Agreement to complete the purchase of the JCBN Company Shares and to pay the balance of the JCBN Company Shares Consideration (except for the Deposit which is provided under Clause 2.5A) are subject to the satisfaction or waiver on or before the JCBN Company Closing Date of all of the conditions and the delivery of all of the documents pursuant Clause 2.6 and the completion of the JCBN Group Closing (collectively, the "JCBN COMPANY CLOSING CONDITIONS"). If the JCBN Company Closing Conditions are not fulfilled or waived by 29 February 2008, this Agreement shall absolutely terminate and be of no further effect and the rights and obligations of Chow or the Vendor under this Agreement shall lapse and Chow or the Vendor shall be released from all obligations hereunder without any liability, save for their obligation to return the Deposit forthwith pursuant to Clause 2.2(c) and any liability for any antecedent breach hereof.

2.5A Conditions to payment of the Deposit. The obligation of XFM to pay the Deposit is subject to the Vendor and Chow delivering to XFM such evidence to the reasonable satisfaction of XFM issued by the local Administration of Industry and Commerce acknowledging its receipt of all documents required for the transfer of the JCBN Equity Interests to XFM Entity, the appointment of new executive directors and supervisors of and amendment of articles of association of each member of the JCBN PRC Group.

2.6 JCBN Company Closing Obligations. Upon or prior to the JCBN Company Closing, the Vendor and Chow shall deliver or procure to be fulfilled or delivered to XFM the following conditions or documents in respect of the JCBN Company Shares:

     (a) duly completed and executed undated instrument of transfer of the JCBN Company Shares by the registered holders thereof in favour of XFM or a Person designated by XFM together with the share certificate(s) representing the applicable JCBN Company Shares issued in the name of XFM or a Person designated by XFM;

     (b) duly completed and executed documents (if required) for the resignation of existing director and appointment of new director(s) of the Company including, but not limited to, letter of resignation from existing director of the Company;

     (c) duly completed and executed documents required for the resignation of existing company secretary and appointment of new company secretary of the Company including, but not limited to, letters of resignation from existing company secretary of the Company;

     (d) written notice in a form reasonably satisfactory to XFM, addressed and delivered to and confirmed received by the BVI registered agent of the Company notifying it of the change in authorised contact person of the Company;

     (e) resolutions of the shareholders and directors of the Company approving the resignation of the existing directors and (if applicable) company secretary, the appointment of the persons nominated by XFM to be new directors and (if applicable) company secretary, the transfer of the JCBN Company Shares and change of principal office of the Company;

     (f) shareholders' and directors' resolution of the Vendor approving the transfer of the Company Shares;

     (g) all books and records of the Company (including its company chop and seal);

     (h) original certificate of incumbency of the Company issued by the BVI registered agent in a form reasonably satisfactory to XFM;

     (i) duly completed and executed documents required for the change in the bank account signatories of all bank accounts of the Company to parties designated by XFM;

     (j) duly completed and executed documents required for the resignation of existing directors and company secretary and appointment of new directors and company secretary of JCBN HK consisting of, but not limited to, the following:

          (i)   Form D2A;

          (ii) letters of resignation from the existing directors and company secretary of JCBN HK; and

          (iii) shareholders' and directors' resolution of JCBN HK approving the resignation of the existing directors and company secretary, the appointment of the persons as nominated by XFM to be new directors and company secretary and the change of the registered office of JCBN HK;

     (k) all books and records of JCBN HK (including its company chop and seal);

     (l) duly completed and executed documents required for the change in the bank account signatories of all bank accounts of JCBN HK to parties designated by XFM;

     (m) duly completed and executed documents required for the resignation of existing directors and company secretary and appointment of new directors and company secretary of JTT consisting of, but not limited to, the following:

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

          (i)   Form D2A;

          (ii) letters of resignation from existing directors and company secretary of JTT; and

          (iii) shareholders' and directors' resolution of JTT approving the resignation of the existing directors and company secretary, the appointment of the persons as nominated by XFM to be new directors and company secretary and the change of the registered office of JTT;

     (n)  all books and records of JTT (including its company chop and seal);

     (o) duly completed and executed documents required for the change in the bank account signatories of all bank accounts of JTT to parties designated by XFM;

     (p) written confirmation from the Vendor and Chow that they are not aware of any matter or thing which is in breach of or inconsistent with any of the representations, warranties and undertakings herein; and

     (q) all other documents that may reasonably be required by XFM for the purposes herein including, but not limited to, all documents required to be signed, submitted to and/or registered with to any Governmental Entity.

2.7 JCBN Company Closing Obligations. Upon or prior to the JCBN Company Closing, XFM shall deliver or procure to be delivered to the Vendor the following documents:

     (a) directors' resolution of XFM approving this Agreement and all the transactions contemplated herein;

     (b) payment of the balance of the JCBN Company Shares Consideration in the manner stipulated in Clause 2.2; and

     (c) the JCBN Employment Agreements effective from the day immediately prior to the JCBN Company Closing Date and duly completed and signed by such member of the JCBN Group controlled by XFM as XFM may direct.

3.   PROCURMENT OF JCBN EQUITY INTERESTS

3.1 JCBN Equity Interests. The Vendor and Chow shall jointly and severally procure and guarantee each of the following as soon as practicable following the execution and delivery of this Agreement:

     (a) the completion of the sale and transfer of the JCBN Equity Interests by all current holders thereof to XFM Entity for the total consideration of One Million Renminbi (RMB1,000,000) (the "JCBN PRC PAYMENT") and the performance of all actions required or contemplated under this Agreement by all the holders of the JCBN Equity Interests to register such interests in the name of XFM Entity (the "JCBN GROUP CLOSING");

     (b) the resignation as director and legal representative of JCBN China of the following:

          Executive Director and Legal Representative: Zhang Peiying

     (c) the appointment of such person designated by XFM as director(s) of JCBN China;

     (d) the change in the bank account signatories of all bank accounts of JCBN China to parties designated by XFM;

     (e) the amendment of the articles of association of JCBN China to appoint a new executive director and any other documents as may be required to effect the foregoing;

     (f) the registration of the ownership of the JCBN Equity Interests in the name of the XFM Entity;

     (g)  the resignation as director of Tianyi of the following:

          Executive Director: Ji Xiuli

     (h) the appointment of such person designated by XFM as director of Tianyi;

     (i) the change in the bank account signatories of all bank accounts of Tianyi to parties designated by XFM;

     (j) the amendment of the articles of association of Tianyi to appoint a new executive director and any other documents as may be required to effect the foregoing;

     (k) the resignation as director and supervisor of IF Design of the following:

          Executive Director: Chen Zhong

          Supervisor: Yuan Huxian

     (l) the appointment of such persons designated by XFM as director and supervisor of IF Design;

     (m) the change in the bank account signatories of all bank accounts of IF Design to parties designated by XFM;

     (n) the amendment of the articles of association of IF Design to appoint a new executive director and supervisor and any other documents as may be required to effect the foregoing;

     (o) duly completed and executed JCBN Employment Agreements effective from the date immediately prior to the JCBN Company Closing Date and duly completed, signed and delivered by the Persons set forth under Schedule M and such member of the JCBN Group as XFM may direct;

     (p) duly completed and executed Non-compete Deeds effective from the JCBN Company Closing Date by each of the Persons set forth under Schedule M;

     (q) all powers of attorney or other authorities under which the transfers of the JCBN Equity Interests have been executed (if any);

     (r) such waivers, consents and other documents as XFM may reasonably require to give to XFM or the XFM Entity good title to the JCBN Equity Interests and to enable XFM or the XFM Entity to become the registered holders thereof;

     (s)  such other papers and documents as XFM may reasonably require;

     (t) duly executed documents reasonably required to be executed and delivered by the holders of the JCBN Equity Interests or any other party necessary to vest in the XFM Entity its interest in all property and rights in the JCBN Equity Interests as are intended to be vested in it in consideration of the JCBN PRC Payment by or pursuant to this Agreement and the JCBN Ancillary Agreements;

     (u) evidence to the reasonable satisfaction of XFM that the bank facility granted by the Bank of East Asia in favour of JTT has been cancelled and all and any amount outstanding or due thereunder have been duly repaid;

     (v) completed and executed payment directions from the shareholders of JCBN China in a form mutually agreed by XFM and the Vendor authorizing and directing XFM to pay the JCBN PRC Payment to such Person or Persons as the Vendor may direct;

     (w) completed and executed declarations from all key management personnel of each member of the JCBN Group in form reasonably satisfactory to XFM representing and warranting that he or she would not be involved in the management or operation of any other companies other than the members of the JCBN Group; and

     (x) all other documents that may reasonably be required by XFM for the purposes herein including, but not limited to, all documents required to be signed, submitted to and/or registered with to any Governmental Entity.

3.2 Transfer of JCBN Equity Interests. As soon as practicable after the execution and delivery of this Agreement and at or prior to JCBN Group Closing, the Vendor and Chow shall complete the transfer and procure the completion of the transfer of (as the case may be) all of the JCBN Equity Interests from the existing holders thereof to the XFM Entity (the "JCBN EQUITY TRANSFER"), including, but not limited to, the execution, submission and registration to the relevant Governmental Entities of all the JCBN Equity Transfer Documents in the name of XFM Entity.

3.3 JCBN PRC Payment. Upon the fulfilment or waiver of the conditions set forth in Clause 3.4, XFM shall procure the payment of the JCBN PRC Payment to a bank account(s) designated by the Vendor in accordance with payment directions provided in Clause 3.1(v) within fifteen (15) days of the JCBN Group Closing.

3.4 Conditions to JCBN PRC Payment. XFM's obligation to pay the JCBN PRC Payment shall be subject to the completion of all steps for and confirmation of the completion or waiver of all matters set forth in Clauses 3.1, 3.2 and 8, inclusive, including the transfers of the JCBN Equity Interests, the execution and delivery of the JCBN Employment Agreements duly completed, signed and delivered by all the persons set forth under Schedule M, Non-compete Deeds duly completed, signed and delivered by all Persons set forth under Schedule M and all other steps, procedures, registrations and the execution, delivery and filing of all other documents contemplated in and reasonably necessary to effect the above. For greater certainty, XFM shall not be obliged to pay any amount of the JCBN PRC Payment unless all the conditions set forth in Clauses 3.1,
     3.2 and 8, inclusive, are fulfilled or waived.

4.   EARNOUT PAYMENTS

4.1 JCBN Earnout Payments. Subject to Clause 4.2 and 4.3, XFM shall pay the following amounts (in RMB or its US$ equivalent calculated based on the Foreign Exchange Rate) to the Vendor or such other party or parties designated by the Vendor:

     (a)  an amount (the "2008 JCBN AMOUNT") calculated as follows:

          2008 JCBN Amount = 2008 Income Multiple - US$16,500,000 - Net Receivables

     (b)  an aggregate amount (the "2009 JCBN AMOUNT") calculated as follows:

          2009 JCBN Amount = 2009 Income Multiple - US$16,500,000 - Net Receivables (if applicable)

          (2008 JCBN Amount and 2009 JCBN Amount, collectively, the "JCBN EARNOUTS")

     Where:

          Net Receivables = Closing Receivables - Closing Receivables received by the Group within six (6) months from the JCBN Group Closing

          2008 Income Multiple = 12 x (2008 JCBN Net Income) x (60%) 2009 Income Multiple = 12 x (2009 JCBN Net Income) x (40%)

     PROVIDED THAT:

     (i) if the 2008 Income Multiple or 2009 Income Multiple calculated above is less than zero, such amount shall be deemed to be zero;

     (ii)  the 2008 Income Multiple shall not exceed US$41,200,000;

     (iii) the 2009 Income Multiple shall not exceed US$28,700,000; and

     (iv) any Net Receivables shall be first deducted from the 2008 Income Multiple and to the extent the Net Receivables exceed the 2008 Income Multiple, such excess shall be deducted from the 2009 Income Multiple.

4.2 Calculation of 2008 JCBN Amount and 2009 JCBN Amount. Within five (5) days of the delivery to XFM of the 2008 JCBN Financials and 2009 JCBN Financials, respectively, XFM shall deliver to the Vendor its calculation of the 2008 JCBN Amount and 2009 JCBN Amount, respectively, which notice shall include reasonable details of the basis of such calculations to enable the Vendor to review the accuracy of the calculations. If, within ten (10) days of receiving the calculation, the Vendor does not dispute the calculation of the 2008 JCBN Amount or 2009 JCBN Amount (as the case may be); or advises XFM in writing that it accepts the calculation, then the 2008 JCBN Amount or 2009 JCBN Amount (as the case may be) shall for all purposes be considered final, accepted and approved by the Vendor. If the Vendor disputes the calculation of the 2008 JCBN Amount or 2009 JCBN Amount (as the case may be) within the said ten (10) day period, then the parties shall endeavour to resolve such dispute amicably within an additional period of ten (10) days. If successfully resolved, the 2008 JCBN Amount or 2009 JCBN Amount (as the case may be) so adjusted by the resolution of the dispute shall, for all purposes, be considered final, accepted and approved by the Vendor and XFM. If the parties shall be unable to reach any resolution within the said additional ten (10) day period, the dispute shall be referred to arbitration for final determination in accordance with the provisions of this Agreement; provided that upon determination of such dispute by arbitration, the party that is unsuccessful in the arbitration shall be solely responsible for all reasonable fees, costs and expenses relating to the arbitration.

4.3 Payment. XFM shall pay the 2008 JCBN Amount and 2009 JCBN Amount or its US dollar equivalent determined with the Foreign Exchange Rate in a combination of (A) money in US Dollars in an amount equal to Sixty Per Cent (60%) of such sum, and (B) XFM Shares or ADRs representing such shares, rounded up to the nearest whole share or ADR, with an aggregate Market Value equal to Forty Per Cent (40%) of such sum. Notwithstanding the foregoing, XFM may, in its sole discretion, deliver to the Vendor or any other person(s) designated by the Vendor money in US Dollars in lieu of all or a portion of the 2008 JCBN Amount or 2009 JCBN Amount otherwise deliverable to the Vendor in XFM Shares or ADRs.

4.4 Payment Date. XFM shall pay the cash portion of the 2008 JCBN Amount and 2009 JCBN Amount to the Vendor or any other Person designated by the Vendor within five (5) Business Days following the final determination of the 2008 JCBN Amount or 2009 JCBN Amount (as the case may be) (the "JCBN FINAL DETERMINATION DATE"), and issue the XFM Shares portion thereof within twenty (20) Business Days following the JCBN Final Determination Date (each such cash payment or share issuance date a "JCBN PAYMENT DATE").

4.5 Manner of Payment. Notwithstanding any provision herein, the Vendor shall advise XFM in writing of the payees to whom XFM shall pay the 2008 JCBN Amount and 2009 JCBN Amount at least three (3) Business Days before each JCBN Payment Date. Specifically, the Vendor shall advise XFM of the Person(s) and necessary account information to whom and where the payments shall be made and how the XFM Shares or ADRs shall be issued.

4.6 2008 JCBN Financials and 2009 JCBN Financials. XFM shall procure that the 2008 Financials and 2009 Financials shall be delivered to XFM not later than one hundred and eighty (180) days after the end of the relevant year. Notwithstanding any other provision herein and absent manifest error, the 2008 JCBN Financials and 2009 JCBN Financials shall be final conclusive and binding on all parties and shall not be subject to further dispute, arbitration or other reassessment or calculation or determination.

4.7  Intentionally deleted.

4.8 Conditions of Payment of JCBN Earnouts. XFM's obligation to pay the JCBN Earnouts is conditional on the following being true as of the scheduled date of payment:

     (a) the representations and warranties of the Vendor and Chow shall be true and correct as of the date of the payment;

     (b) each of the JCBN Employment Agreements with the Persons set out under Schedule M shall not have been unilaterally terminated and there shall not have been any default by the said Persons before the expiration of the same or shall not have been terminated by the respective employer or XFM thereunder for cause;

     (c) Each of the JCBN Non-compete Deeds shall be valid and in full force and effect and there shall not be any default under any of them;

     (d) there has not occurred any breach of this Agreement by any of the Vendor or Chow;

     (e) the businesses of each member of the JCBN Group remains substantially the same as the JCBN Permitted Businesses carried on by each respective member as at the date hereof, save and except any change of business requested by XFM as resolved by its board of directors; and

     (f)  all of the JCBN Conditions remained fulfilled.

5.   COVENANTS

5.1 JCBN Further Covenants. The Vendor and Chow hereby irrevocably covenant and undertake to XFM to execute and deliver and procure the due execution and delivery of all such further and necessary documents reasonably required to be signed by the Vendor or members of the JCBN Group as are necessary to vest in XFM or a Person designated by XFM or XFM Entity all such property and rights as are intended to be vested in them by or pursuant to this Agreement. Each of the signing parties shall bear the expenses incurred by it.

5.2 Directors. Each of the parties hereto shall do and shall procure to be done all actions necessary to ensure that the directors of each member of the JCBN Group shall be such persons nominated by XFM.

5.3 Limitation on Transfer of Interests. Prior to JCBN Group Closing Date, none of the parties to this Agreement shall Transfer any JCBN Company Shares, JCBN Equity Interests or interests in any member of the JCBN Group or any right, title or interest in or to any of them save for the transactions contemplated under this Agreement, and any attempt to transfer any JCBN Company Shares, JCBN Equity Interests or interests in any member of the JCBN Group or any right, title or interest in or to any of them in violation of the preceding sentence shall be null and void ab initio.

5.4 Joint and Several Liability. All obligations and liabilities of the Vendor and Chow or any one of them hereunder, howsoever stated, shall be the joint and several obligations and liabilities of the Vendor and Chow.

5.5 No change in Businesses. Prior to the Payment Date of the 2009 JCBN Amount, the Vendor and Chow hereby irrevocably covenant and undertake to XFM that each member of the JCBN Group shall continue to carry on the businesses they respectively carry on as at the date hereof as permitted by their respective business licences (the "JCBN PERMITTED BUSINESSES"), save and except any change of business requested by XFM as resolved by its board of directors. The prior written consent of XFM is required if any member of the JCBN Group proposes to carry out any businesses other than the JCBN Permitted Businesses. All expenses incurred and revenues generated from businesses other than the JCBN Permitted Businesses shall not be taken into account when calculating the 2008 JCBN Net Income and 2009 JCBN Net Income.

5.6 XFM Share Consideration. If, for any reason, XFM Shares or the ADRs representing them payable to the Vendor hereunder are not listed on NASDAQ or a comparable public trading market or the issuance of such XFM Shares and the ADRs representing them are in any way prohibited or restricted under any applicable laws and regulations, then XFM shall so notify the Vendor, and the Vendor may, by written notice to XFM, elect to receive money in US Dollars in lieu of the portion of the 2008 JCBN Amount or 2009 JCBN Amount (as the case may be) otherwise deliverable to the Vendor in XFM Shares. If the Vendor elects to have the 2008 JCBN Amount or 2009 JCBN

     Amount (as the case may be) paid in cash, XFM shall not be entitled to deliver to the Vendor or any other person(s) designated by the Vendor any XFM Shares or ADRs in respect of such part of the 2008 JCBN Amount or 2009 JCBN Amount (as the case may be) already paid in cash.

6.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE VENDOR AND CHOW

     The Vendor and Chow hereby jointly and severally represent and warrant and covenant to XFM that (a) the statements set out under Schedule F are true and correct as at the Relevant Date and (b) the following statements are true and correct with respect to the Company as at the date hereof and at the JCBN Company Closing:

6.1 Organization, Standing, and Power. It is a company duly organized, validly existing, and in good standing under the laws of British Virgin Islands, has all requisite corporate power and authority to carry on its businesses, and is duly qualified and in good standing to do business in each jurisdiction in which it conducts business. It has made available to XFM complete and correct copies of its Charter Documents.

6.2 Corporate Records. Its minute books and corporate records, complete and correct copies of which have been made available to XFM, contain correct and complete records of all proceedings and actions taken at all meetings of, or effected by written consent of its shareholders and its board of directors and all original issuances and subsequent transfers, repurchases, and cancellations of its shares.

6.3  Capital Structure.

     (a) Immediately prior to and following the JCBN Company Closing Date and JCBN Group Closing Date, its issued share capital will be as set forth in Schedule B and Schedule C, respectively.

     (b) There are no options, warrants, calls, conversion rights, commitments, agreements, contracts, restrictions, or rights of any character to which it is a party or by which it may be bound obligating company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares, or obligating it to grant, extend or enter into any such option, warrant, call, conversion right, commitment, agreement, contract, understanding, restriction, arrangement or right. It does not have outstanding any bonds, debentures, notes or other indebtedness.

     (c) None of the Company Shares are beneficially owned or Controlled directly or indirectly by any nationals or residents of the PRC.

6.4 Subsidiaries and Branches. It does not presently own or Control, directly or indirectly, any interest in any other corporation, association, or other business entity, and is not a participant in any joint venture, partnership, or similar arrangement, except as set forth in Schedule D. Its particulars as set forth in Schedule D are true and accurate in all respects and the percentage of its share capital shown therein as owned or Controlled by it is beneficially owned and free and clear of all Encumbrances. There is no agreement or arrangement in force which calls for the present or future issue or sale of, or grant to any person the right (whether conditional or otherwise) to call for the issue, sale or transfer of any of its share or loan capital (including any of its option, notes, warrants or other securities or rights convertible or ultimately convertible into shares or equity interests).

6.5 Authority. The execution, delivery, and performance of this Agreement by the Company have been duly authorized by all necessary action of its board of directors. Certified copies of the resolutions adopted by the Company's board of directors approving this Agreement and transactions contemplated hereby and thereby have been provided to XFM.

6.6 Execution. The Company's execution and delivery of this Agreement shall constitute valid, binding, and enforceable obligations of it in accordance with their terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

6.7 Compliance with Laws and Other Instruments. It holds, and at all times has held, all licenses, permits, and authorizations from all governmental entities necessary for the lawful conduct of its business pursuant to all applicable statutes, laws, ordinances, rules, and regulations of all such authorities having jurisdiction over it or any part of its operations. There are no violations or claimed violations of any such license, permit, or authorization, or any such statute, law, ordinance, rule or regulation.

6.8 Corporate Governance. Neither the execution and delivery of nor the performance by it of its obligations under this Agreement will (i) conflict with or result in any breach of its Charter Documents; (ii) require any Consent, (iii) conflict with, result in a breach or default of, or give rise to any right of termination, cancellation or acceleration or result in the creation of any lien, charge, encumbrance, or restriction upon any of the properties or Assets of it or its shares under, any law, statute, rule, regulation, judgment, decree, order, government permit, license or order or any mortgage, indenture, note, license, trust, agreement or other agreement, instrument or obligation to which it is a party.


6.9 No Liabilities and No Business Activities. Save as contemplated under this Agreement, it has no liabilities of any nature howsoever arising, is not involved in any litigation whether as plaintiff or defendant, has no Assets and is not carrying on any business of any nature.

6.10 No PRC Shareholders. There are no persons who are nationals or residents of the PRC who are shareholders or directors of the Company.

7.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF XFM

     XFM hereby represents warrants and covenants to the Vendor that each of the following statements are true and correct with respect to XFM as at the date hereof and at the JCBN Company Closing and JCBN Group Closing respectively:

7.1 Organisation and Qualification. It is a person or a legal entity duly organised and validly existing under the laws of the Cayman Islands, and that ADRs representing the Shares are listed on the NASDAQ.

7.2 Authorisation. It has taken all corporate or other action required to authorise, and has duly authorised, the execution, delivery and performance of this Agreement and upon due execution and delivery the same will constitute its legal, valid and binding obligations enforceable in accordance with its terms.

7.3 Power and Authority. It has full power and authority to make the covenants and representations referred to herein and to purchase the Company Shares and to execute, deliver and perform this Agreement. It has the capacity to pay the Company Shares Consideration and other payment as provided in this Agreement to the Vendor.

7.4 Compliance with Laws and Other Instruments. It holds, and at all times has held all licenses, permits, and authorizations from all governmental entities necessary for the lawful conduct of its business pursuant to all applicable statutes, laws, ordinances, rules, and regulations of all such authorities having jurisdiction over it or any part of its operations. There are no violations or claimed violations of any such license, permit, or authorization, or any such statute, law, ordinance, rule or regulation.

7.5 Corporate Governance. Neither the execution and delivery of this Agreement and Ancillary Agreements nor the performance by it of its obligations under this Agreement and Ancillary Agreements will (i) conflict with or result in any breach of its charter documents; (ii) require any Consents by Governmental Entity, (iii) conflict with, result in a breach or default of, or give rise to any right of termination, cancellation or acceleration or result in the creation of any lien, charge, encumbrance, or restriction upon any of the properties or Assets of it or its shares under, any law, statute, rule, regulation, judgment, decree, order, government permit, license or order or any mortgage, indenture, note, license, trust, agreement or other agreement, instrument or obligation to which it is a party.

7.6 Management. From the date hereof until the payment of the 2009 JCBN Amount, provided that all of the JCBN Employment Agreements, Non-compete Deeds, this Agreement and the JCBN Ancillary Agreements have been complied with and have not been otherwise terminated, XFM shall procure that, subject to applicable laws and regulations, the management of JCBN Group remains the same as that at JCBN Group Closing.

8.   CONDITIONS OF XFM'S OBLIGATIONS TO MAKE PAYMENTS

     General. The obligations of XFM under this Agreement to complete the purchase of the Company Shares and pay the Company Shares Consideration and JCBN PRC Payment are subject to the satisfaction or waiver on or before the applicable payment date (the "RELEVANT DATE") of each of the conditions set out under Schedule G.

9.   INDEMNITY

9.1 Indemnity of XFM by the Vendor and Chow. The Vendor and Chow shall jointly and severally indemnify and will keep indemnified and save harmless XFM and XFM Entity from and against the following (collectively, the "JCBN LOSSES"):

     (a) any and all losses, claims, damages (including damages, interest, penalties, fines and monetary sanctions) liabilities and costs incurred or suffered by XFM or XFM Entity by reason of, resulting from, in connection with, or arising in any manner whatsoever out of the breach of any warranty, representation or covenant given under and subject to Clause 6 or the inaccuracy of any representation given under and subject to Clause 6 made in respect of any member of the JCBN Group contained or referred to in this Agreement in connection therewith provided that the indemnity contained in this Clause shall be without prejudice to any other rights and remedies available to XFM;

     (b) save as shown on the Financial Statements, any and all losses, claims, damages liabilities and costs incurred or suffered by any member of the JCBN Group by reason of, resulting from, in connection with, or arising in any manner whatsoever out of or from any action, inaction or omission prior to JCBN Group Closing Date including, but not limited to, any diminution in the value of the Assets of any of the member of the JCBN Group and any payment made or required to be made by the member of the JCBN Group and any costs and expenses incurred as a result of such breach provided that the indemnity contained in this Clause shall be without prejudice to any other rights and remedies available to XFM; and

     (c) any and all losses, claims, liabilities, expenses, or other damages attributable to:

          (i) any and all taxes (or the non-payment thereof) of any member of the JCBN Group or any subsidiary of the Company for all taxable periods ending on or before the JCBN Closing Date ("PRE-CLOSING TAX PERIOD");

          (ii) all taxes of any member of an affiliated, consolidated, combined or unitary group of which any member of the JCBN Group (or any predecessor of any of the foregoing) is or was a member on or prior to the JCBN Closing Date, and

          (iii) any and all taxes of any person (other than any member of the JCBN Group) imposed on any member of the JCBN Group as a transferee or successor, by contract or pursuant to any law, rule, or regulation, which taxes relate to an event or transaction occurring before the JCBN Group Closing. Payment in full of any amount due from the Vendor and/or Chow under this Clause 9.1(c) shall be made to XFM in immediately available funds at least two (2) Business Days before the date of payment of the taxes to which such payment relates is due, or, if no tax is payable, within fifteen days after written demand is made for such payment.

     (d) Notwithstanding the foregoing Clauses 9.1(a) to (c), XFM shall provide the Vendor and Chow with reasonably prompt written notice of any proposed tax adjustment required by any Governmental Entities that may give rise to the Vendor and Chow' indemnification obligation hereunder, shall cooperate with the Vendor and Chow and permit the Vendor and/or Chow to participate, at their own expense, in the audit or other proceeding. Notwithstanding the preceding sentence, in the event that the Vendor and/or Chow wish to accept a proposed settlement of a tax claim for which they have an indemnity obligation pursuant to this Clause 9.1 (the "TAX SETTLEMENT OPTION") and XFM determines that it prefers to pursue the tax claim further, XFM may pursue the tax claim PROVIDED THAT in such case the maximum amount of liability of the Vendor and Chow under such tax claim shall not exceed the amount for which they would have been liable if the Tax Settlement Option were accepted.

     (e) In the case of any taxable period that ends on or before the JCBN Group Closing Date (a "STRADDLE PERIOD"), the amount of any taxes based on or measured by income or receipts of the JCBN Group or any member thereof for the Pre-Closing Tax Period shall be determined based on an interim closing of the books as of the close of business on the JCBN Group Closing Date, and the amount of other taxes of the JCBN Group for a Straddle Period which relate to the Pre-Closing Tax Period shall be deemed to be the amount of such tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the JCBN Group Closing Date and the denominator of which is the number of days in such Straddle Period.

9.2 Costs. For the purposes of this Clause, "costs" includes reasonable lawyers' and accountants' fees and expenses, court costs and all other out-of-pocket expenses.

9.3  Survival of Warranties and Indemnity.

     The representations and warranties of Chow and the Vendor under Clauses 1, 2, 3(b)-(e), 3(j)-(p) and 5 under Schedule F shall survive JCBN Group Closing in perpetuity and those given under Clauses 3(a), 3(f) to 3(i), 3(q) and 4 under Schedule F which shall survive JCBN Group Closing for a period of three (3) years.

9.4 Third Party Claims. A party entitled to indemnification hereunder (an "INDEMNIFIED PARTY") shall notify promptly the indemnifying party (the "INDEMNIFYING PARTY") in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Agreement. In case any claim, action or proceeding is brought against an Indemnified Party and the

     Indemnified Party notifies the Indemnifying Party in writing of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and to assume the defense thereof, to the extent that it chooses, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party that it so chooses, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that:

     (a) if the Indemnifying Party fails to take reasonable steps necessary to defend diligently the action or proceeding within twenty (20) calendar days after receiving notice from such Indemnified Party that the Indemnified Party reasonably believes it has failed to do so; or

     (b) if such Indemnified Party who is a defendant in any claim or proceeding which is also brought against the Indemnifying Party reasonably shall have concluded that there may be one or more legal defenses available to such Indemnified Party which are not available to the Indemnifying Party; or

     (c) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct,

     then, in any such case, the Indemnified Party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all Indemnified Parties in each jurisdiction), and the Indemnifying Party shall be liable for any expenses therefor.

9.5  Settlement of Claims.

     (a) No Indemnifying Party shall, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim, (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party and (iii) does not include any injunctive or other non-monetary relief.

     (b) the Indemnified Party may, in its sole discretion, offset against any payment it required or contemplated hereunder (including, where relevant, the Earnout Payments) any JCBN Losses incurred or suffered by the Indemnified Party and for which the Indemnified Party is entitled to be indemnified in this Agreement (including the JCBN Earnout Payments).

9.6  Hold Back

     (a) Upon the timely receipt by the Indemnifying Party of a certificate signed by an officer of the Indemnified Party (an "INDEMNITY CERTIFICATE"); (i) stating (a) that the Indemnified Party has paid, properly accrued or otherwise sustained a JCBN Loss; (b) or made a reasonable determination in good faith that it will sustain, have to pay, or accrue a JCBN Loss, and (ii) specifying in reasonable detail the individual items of JCBN Loss included in the amount so stated, the date each such item was sustained, paid, accrued, or the basis for such anticipated JCBN Loss, and the nature of breach of representation, warranty or covenant to which such item relates, the Indemnifying Party shall, subject to the provisions hereof (including without limitation Clauses 9.6(a) and (b) hereof), deliver to the Indemnified Party, in cash, an amount equivalent to such JCBN Loss.

     (b) If the Indemnifying Party objects in writing to any claim made in an Indemnity Certificate within ten (10) Business Days after delivery of the Indemnity Certificate, both parties shall attempt in good faith for ten (10) Business Days after delivery of the written objection by the Indemnifying Party to agree to the settlement of such claim. If the parties shall agree, a memorandum setting forth such agreement shall be prepared and signed by all the relevant parties.

     (c) If no such agreement can be reached during such ten (10) Business Day period, either party may submit the claim to arbitration in accordance with the provisions of this Agreement.

9.7 No Liability. No liability shall attach to the Vendor or Chow under this Agreement howsoever in respect of:

     (a) any matter or claim which would not have arisen but for an alteration, enactment or re-enactment of any ordinance, law, regulation, other legislative act, or generally accepted administrative practice of any government or governmental or regulatory authority which occurs after the date of execution of this Agreement (including without limitation any alteration in rates of tax or any imposition of taxation not in effect on the date of execution of this Agreement) and whether or not such alteration, enactment or re-enactment has retrospective effect, or a change in the interpretation of tax law after the date of this Agreement; or

     (b) any liability to the extent that provision or reserve in respect thereof has been adequately made in the JCBN Financial Statements or to the extent that actual payment or discharge of such liability has been taken into account therein; or

     (c) any act, omission or transaction of a member of the JCBN Group or its directors, employees or agents done or omitted to be done on or before JCBN Company Closing Date or JCBN Group Closing at the written request, or with the written consent, of XFM (including that done or omitted to be done pursuant to the transactions contemplated under this Agreement) where XFM has been informed by the Vendor in writing prior to JCBN Company Closing or JCBN Group

          Closing that such act, omission or transaction will give rise to a breach of a representation, warranty, or covenant under this Agreement; or

     (d) any matter which may affect the Company or any member of the JCBN Group and which has been disclosed to XFM in writing in the form of a disclosure letter on or before the JCBN Company Closing or JCBN Group Closing provided that such matter shall not give rise to any Material Adverse Change to the businesses, operations and financial position of the Company or any member of the JCBN Group; or

     (e) to the extent XFM is entitled to recover compensation for any JCBN Loss under a policy of insurance maintained by any member of the JCBN Group, the amount of JCBN Loss XFM shall be entitled to claim against the Vendor or Chow shall be reduced by the net amount actually received by XFM under the said policy.

9.8 No claim for breach under this Agreement shall be made against the Vendor or Chow unless the aggregate amount of all claims for which the Vendor or Chow would otherwise be liable under this Agreement exceeds US$100,000 (and in which case XFM shall be entitled to claim the entire amount of the claims and not just the excess).

9.9 Notwithstanding anything contained in this Agreement, the maximum aggregate liability of the Vendor and Chow in respect of all and any claims for JCBN Loss(es) or otherwise for breach under this Agreement shall not in any event exceed US$39,000,000 provided that such liability or JCBN Loss(es) shall not arise from (i) any breach of any of the representations and warranties as set out under Clauses 1, 2, 3(b)-(e), 3(j) to (p) and 5 under Schedule F or (ii) any gross negligence, wilful misconduct or fraud of the Vendor or Chow.

9.10 If the Vendor and/or Chow shall have paid to XFM any amount by way of compensation or damages for any JCBN Loss or breach under this Agreement and XFM or the JCBN Group subsequently recovers from a third party any amount as compensation or damages for such JCBN Loss or breach, XFM shall forthwith repay to the Vendor and/or Chow such amount as received by XFM from such third party but does not exceed the amount paid by the Vendor and/or Chow to XFM, subject to any deduction of reasonable costs and expenses incurred or to be incurred by the JCBN Group or XFM in respect of such recovery including any insurance premium, loading, deductible or other insurance policy and recovery costs and expenses.

10.  TERMINATION

10.1 Termination. This Agreement may be terminated at any time prior to the JCBN Group Closing:

     (a) by XFM if, between the date hereof and JCBN Group Closing: (i) there is a Material Adverse Change caused by any of the Vendor's or Chow's breach of any provision of this Agreement or the Ancillary Agreements,
          (ii) the Vendor or Chow has made any disclosure pursuant to Clause 9.7(d) which has a Material Adverse Change over the businesses, operations and financial positions of the JCBN Group; (iii) any representations and warranties made by the Vendor or Chow as contained in this Agreement shall not have been materially true and correct when made, (iv) the Vendor and Chow shall not have complied in all material respects with the covenants or agreements contained in this Agreement to be complied with by it or him, or (v) any member of the JCBN Group makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the company seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law related to bankruptcy, insolvency or reorganization;

     (b) by the Vendor if, between the date hereof and JCBN Group Closing: (i) any representations and warranties made by XFM contained in this Agreement shall not have been materially true and correct, (ii) XFM shall not have complied in all material respects with the covenants or agreements contained in this Agreement with respect of the particular Vendor to be complied with by it or (iii) XFM makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against XFM seeking to adjudicate XFM in question bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law related to bankruptcy, insolvency or reorganization;

     (c) by XFM or the Vendor in the event that any competent governmental authority in the PRC shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement or the proposed business and operation of the JCBN Group; or

     (d)  by the parties hereto with the written consent of XFM and the Vendor.

10.2 Effect of Termination. In the event of termination of this Agreement as provided in Clause 10.1, this Agreement shall forthwith become void provided that nothing herein shall relieve any party hereto from liability for any breach of this Agreement.

11.  CONFIDENTIALITY AND NON-DISCLOSURE

11.1 Non-Disclosure of Terms. The terms and conditions of this Agreement and the Ancillary Agreements, including their existence, shall be considered confidential information and shall not be disclosed by any party hereto to any third party except in accordance with the provisions set forth below; provided that such confidential information shall not include any information that is in the public domain other than by the breach of the confidentiality obligations hereunder.

11.2 Press Releases, Etc. Any press release issued by any party hereto or any member of the JCBN Group in relation to this Agreement shall be approved in advance in writing by the each Party to this Agreement, whose consent shall not be unreasonably withheld. No other announcement regarding any of the terms set forth in this Agreement in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without the prior written consent of each Party to this Agreement, whose consent shall not be unreasonably withheld.

11.3 Permitted Disclosures. Notwithstanding the foregoing, any party may disclose any of the terms set forth in this Agreement to its current or bona fide, employees, bankers, lenders, partners, accountants and attorneys and other professional advisers, in each case only where such persons or entities are under appropriate non-disclosure obligations.

11.4 Legally Compelled Disclosure. In the event that any party is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose the existence or terms of this Agreement or the Ancillary Agreements in contravention of the provisions of this Clause, such party (the "DISCLOSING PARTY") shall provide the other parties (the "NON-DISCLOSING PARTIES") with prompt written notice of that fact and use all reasonable efforts to seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required and shall exercise reasonable efforts to keep confidential such information to the extent reasonably requested by any Non-Disclosing Party. If disclosure is required then to the extent that disclosure of the Ancillary Agreements complies such disclosure requirement then this Agreement shall remain confidential.

11.5 Other Information. The provisions of this Clause shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties hereto with respect to the transactions contemplated hereby.

12.  MISCELLANEOUS

12.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

12.2 Governing Law, Jurisdiction and Service Agent. This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

12.3 Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, shall be settled by binding arbitration in accordance with the UNCITRAL Arbitration Rules as present in force in the manner set forth in this Clause 12.3:

     (a) The procedures of this Clause 12.3(a) may be initiated by a written notice (a "DISPUTE NOTICE") given by one party (a "CLAIMANT") to the other, but not before thirty (30) days have passed during which the parties have been unable to reach a resolution. The Dispute Notice shall be accompanied by (i) a statement of the Claimant describing the dispute in reasonable detail and (ii) documentation, if any, supporting the Claimant's position on the dispute. Within twenty (20) days after the other party's (the "RESPONDENT") receipt of the Dispute Notice and accompanying materials, the dispute shall be resolved by binding arbitration in Hong Kong under the UNCITRAL Arbitration Rules. All arbitration procedures pursuant to this paragraph (a) shall be confidential and treated as compromise and settlement negotiations and shall not be admissible in any arbitration or other proceeding.

     (b) The parties shall agree on a single arbitrator to resolve the dispute. If the Parties fail to agree on the designation of an arbitrator within a twenty (20)-day period the Hong Kong International Arbitration Centre shall be requested to designate the single arbitrator. If the arbitrator becomes disabled, resigns or is otherwise unable to discharge the arbitrator's duties, the arbitrator's successor shall be appointed in the same manner as the arbitrator was appointed.

     (c) Any award arising out of arbitration (i) shall be binding and conclusive upon the parties; (ii) shall be limited to a holding for or against a party, and affording such monetary remedy as is deemed equitable, just and within the scope of this Agreement; (iii) may not include special, indirect, incidental, consequential, special, punitive or exemplary damages or diminution in value; (iv) may in appropriate circumstances include injunctive relief; and (v) may be entered in a court.

     (d) Arbitration shall not be deemed a waiver of any right of termination under this Agreement, and the arbitrator is not empowered to act or make any award other than based solely on the rights and obligations of the parties prior to termination in accordance with this Agreement.

     (e) The arbitrator may not limit, expand or otherwise modify the terms of this Agreement.

     (f) Each party shall bear its own expenses incurred in any arbitration or litigation, but any expenses related to the compensation and the costs of the arbitrator shall be borne equally by the parties to the dispute.

     (g) If any action or proceeding is commenced to construe or enforce this Agreement or the rights and duties of the parties hereunder, then the party prevailing in that action, and any appeal thereof, shall be entitled to recover its attorney's fees and costs in that action or proceeding, as well as all costs and fees of any appeal or action to enforce any judgment entered in connection therewith.

12.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

12.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon postal service delivery, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof or by facsimile at the facsimile number set forth on the signature page hereof, or at such other address or facsimile number as such party may designate by ten (10) days' advance written notice to the other parties.

12.7 Expenses. Each of the parties hereto shall be responsible for its own costs and expenses incurred in the preparation, negotiation and execution of this Agreement.

12.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms.

12.9  Language. This Agreement shall be executed in English.

12.10 Further Assurances. The parties agree to execute such further instruments and documents and to take such further action as may reasonably be necessary to carry out the intent of this Agreement. The parties agree to cooperate affirmatively with XFM to the extent reasonably requested by them to enforce rights and obligations pursuant hereto.

             THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

                                   EXECUTION

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THE PURCHASER

For and on behalf of XINHUA FINANCE MEDIA LIMITED
By:



               /s/ Fredy Bush
-------------------------------------------------

Name:  Fredy Bush

Title: Chief Executive Officer

Address of XFM:
3905-3909, 1 Grand Gateway
1 HongQiao lu
Shanghai Shanghai 200030
China

Telephone: 8621-6113-5900
Facsimile: 8621-6448-4955

THE COMPANY

For and on behalf of PROFITOWN DEVELOPMENT LIMITED
By:



              /s/ Chow Chi Yan
--------------------------------------------------

Name:  Chow Chi Yan

Title: Director

Address of the company:


Telephone:
Facsimile:

THE VENDOR

For and on behalf of FLASH STAR WORLDWIDE LIMITED
By:



             /s/ Chow Chi Yan
-------------------------------------------------

Name:  Chow Chi Yan

Title: Director

Address of the company:


Telephone:
Facsimile:

THE COVENANTOR

By CHOW CHI YANG



             /s/ Chow Chi Yang
-----------------------------------------------

Address:
8/F., Yick Fat Mansion
73B Waterloo Road
Kowloon, Hong Kong

Telephone:
Facsimile:

                                   SCHEDULE A

                           DETAILS OF COMPANY SHARES

PURCHASER     VENDOR                                 NO. OF COMPANY SHARES
                                               (% OF TOTAL ISSUED SHARE CAPITAL)
XFM           Flash Star Worldwide Limited                  One (1)
                                                            (100%)

                                   SCHEDULE B

CORPORATE DETAILS OF THE COMPANY AS AT THE DATE OF SIGNING OF THIS AGREEMENT AND
                     IMMEDIATELY BEFORE JCBN GROUP CLOSING

----------------------------------------------------------------------------------------------------
 NAME                                       PROFITOWN DEVELOPMENT LIMITED

----------------------------------------------------------------------------------------------------
 DATE AND PLACE OF INCORPORATION            10 May 2007, British Virgin Islands

----------------------------------------------------------------------------------------------------
 INCORPORATION NUMBER                       1404040

----------------------------------------------------------------------------------------------------
 REGISTERED ADDRESS                         Trident Chambers, P.O. Box 146, Road Town, Tortola,
                                            British Virgin Islands

----------------------------------------------------------------------------------------------------
 AUTHORIZED CAPITAL                         US$50,000 divided into 50,000 Shares at US$1.00 each

----------------------------------------------------------------------------------------------------
 ISSUED CAPITAL                             One (1) Share

----------------------------------------------------------------------------------------------------
 SHAREHOLDER                                NAME                                       NUMBER OF
                                                                                    ORDINARY SHARES

----------------------------------------------------------------------------------------------------
                                            Flash Star Worldwide Limited             One (1) (100%)

----------------------------------------------------------------------------------------------------
                                            TOTAL:                                      ONE (1)

----------------------------------------------------------------------------------------------------
 DIRECTOR(S)                                Chow Chi Yan

----------------------------------------------------------------------------------------------------

                                   SCHEDULE C

   CORPORATE DETAILS OF THE COMPANY IMMEDIATELY FOLLOWING JCBN GROUP CLOSING

-----------------------------------------------------------------------------------------------------------
NAME                                       PROFITOWN DEVELOPMENT LIMITED

-----------------------------------------------------------------------------------------------------------
DATE AND PLACE OF INCORPORATION            10 May 2007, British Virgin Islands

-----------------------------------------------------------------------------------------------------------
INCORPORATION NUMBER                       1404040

-----------------------------------------------------------------------------------------------------------
REGISTERED ADDRESS                         Trident Chambers, P.O. Box 146, Road Town, Tortola,
                                           British Virgin Islands

-----------------------------------------------------------------------------------------------------------
AUTHORIZED CAPITAL                         US$50,000 divided into 50,000 Shares at US$1.00 each

-----------------------------------------------------------------------------------------------------------
ISSUED CAPITAL                             One (1) Share

-----------------------------------------------------------------------------------------------------------
SHAREHOLDER                                NAME                                             NUMBER OF
                                                                                         ORDINARY SHARES

-----------------------------------------------------------------------------------------------------------
                                           Xinhua Finance Media Limited                   One (1) (100%)

-----------------------------------------------------------------------------------------------------------
                                           TOTAL:                                            ONE (1)

-----------------------------------------------------------------------------------------------------------
DIRECTOR(S)                                Graham Earnshaw

-----------------------------------------------------------------------------------------------------------

                                   SCHEDULE D

CORPORATE DETAILS OF THE JCBN GROUP AS AT THE DATE OF SIGNING OF THIS AGREEMENT
      AND IMMEDIATELY PRIOR TO JCBN COMPANY CLOSING AND JCBN GROUP CLOSING

1.   JCBN HK

------------------------------------------------------------------------------------------------------------
NAME                                    JCBN Company Limited

------------------------------------------------------------------------------------------------------------
DATE AND PLACE OF INCORPORATION         19 January 2004, Hong Kong

------------------------------------------------------------------------------------------------------------
INCORPORATION NUMBER                    0879989

------------------------------------------------------------------------------------------------------------
REGISTERED ADDRESS                      Rooms 1103-5, 11th Floor, No. 3 Lockhart Road, Wanchai, Hong Kong

------------------------------------------------------------------------------------------------------------
REGISTERED CAPITAL                      HK$10,000.00 divided into 10,000 shares of HK$1.00 each

------------------------------------------------------------------------------------------------------------
ISSUED CAPITAL                          Two (2) Shares

------------------------------------------------------------------------------------------------------------
SHAREHOLDER                             NAME                                          NUMBER OF
                                                                                   ORDINARY SHARES

------------------------------------------------------------------------------------------------------------
                                        Profitown Development Limited                  Two (2)

------------------------------------------------------------------------------------------------------------
                                        TOTAL:                                         TWO (2)

------------------------------------------------------------------------------------------------------------
DIRECTOR(S)                             1.     Chow Chi Yan
                                        2.     Ko Sau Lai

------------------------------------------------------------------------------------------------------------
COMPANY SECRETARY                       Sun Forest Secretaries Limited

------------------------------------------------------------------------------------------------------------

2.   JTT

----------------------------------------------------------------------------------------------------------
NAME                                       jtt Advertising Limited

----------------------------------------------------------------------------------------------------------
DATE AND PLACE OF INCORPORATION            3 October 2000, Hong Kong

----------------------------------------------------------------------------------------------------------
INCORPORATION NUMBER                       0733247

----------------------------------------------------------------------------------------------------------
REGISTERED ADDRESS                         Room 24.2-3, Wah Hing Commercial Building, 283 Lockhart Road,
                                           Wanchai, Hong Kong

----------------------------------------------------------------------------------------------------------
REGISTERED CAPITAL                         HK$10,000.00 divided into 10,000 shares of HK$1.00 each

----------------------------------------------------------------------------------------------------------
ISSUED CAPITAL                             One Thousand (1,000) Shares

----------------------------------------------------------------------------------------------------------
SHAREHOLDER                                NAME                                             NUMBER OF
                                                                                          ORDINARY SHARES

----------------------------------------------------------------------------------------------------------
                                           JCBN Company Limited                            One Thousand
                                                                                              (1,000)

----------------------------------------------------------------------------------------------------------
                                           TOTAL:                                          One Thousand
                                                                                              (1,000)

----------------------------------------------------------------------------------------------------------
DIRECTOR(S)                                1. Tam Ho Wai, Kathy
                                           2. Tam Wai Yip

----------------------------------------------------------------------------------------------------------
COMPANY SECRETARY                          Holy & Associates Limited

----------------------------------------------------------------------------------------------------------

3.   JCBN CHINA

--------------------------------------------------------------------------------------------------------
NAME                                  Shanghai Paxi Advertising Co., Ltd.

--------------------------------------------------------------------------------------------------------
DATE AND PLACE OF INCORPORATION       17 March 2004, the PRC

--------------------------------------------------------------------------------------------------------
REGISTRATION NUMBER                   3102262041088

--------------------------------------------------------------------------------------------------------
REGISTERED ADDRESS                    No.A-61 Nanxing Village, Jinhui Town, Fengxian District,
                                      Shanghai, the PRC

--------------------------------------------------------------------------------------------------------
REGISTERED CAPITAL                    RMB1,000,000

--------------------------------------------------------------------------------------------------------
SHAREHOLDER                           NAME                                             SHAREHOLDING

--------------------------------------------------------------------------------------------------------
                                      Zhang Shunkang                                       90%
                                                                                      (RMB900,000)

--------------------------------------------------------------------------------------------------------
                                      Zhu Tianying                                         10%
                                                                                      (RMB100,000)

--------------------------------------------------------------------------------------------------------
                                      TOTAL:                                          RMB1,000,000

--------------------------------------------------------------------------------------------------------
LEGAL REPRESENTATIVE                  Zhang Peiying

--------------------------------------------------------------------------------------------------------
EXECUTIVE DIRECTOR &                  Zhang Peiying (Executive Director)
SUPERVISOR                            Zhu Tianying (Supervisor)

--------------------------------------------------------------------------------------------------------
BUSINESS SCOPE                        Design, production, publication and acting as an agent of all types of advertisements in China, service for exhibition and conference matters, enterprise image scheme, market sales scheme, etiquette service, computer graphic design and production, business information consulting, wholesale and retail business in craftwork, enterprise management consulting, human resource management consulting, labor service (exclusive of job agency),
                                      (application for license is necessary if license is required to conduct the above-mentioned business).

--------------------------------------------------------------------------------------------------------
BUSINESS TERM                         17 March 2004 to 16 March 2014

--------------------------------------------------------------------------------------------------------

4.   TIANYI

--------------------------------------------------------------------------------
NAME                                  Beijing Jinjiu Tianyi
                                      Tianjiu Lianhe Advertising Co., Ltd

--------------------------------------------------------------------------------
DATE AND PLACE OF INCORPORATION       28 September 2004, PRC

--------------------------------------------------------------------------------
REGISTRATION NUMBER                   110112007528406

--------------------------------------------------------------------------------
REGISTERED ADDRESS                    Room 506, No.119, Yudai River Street,
                                      Tongzhou District, Beijing, the PRC

--------------------------------------------------------------------------------
REGISTERED CAPITAL                    RMB500,000

--------------------------------------------------------------------------------
SHAREHOLDER                           NAME                       SHAREHOLDING

--------------------------------------------------------------------------------
                                      JCBN China               100% (RMB500,000)

--------------------------------------------------------------------------------
                                      TOTAL:                     RMB500,000

--------------------------------------------------------------------------------
LEGAL REPRESENTATIVE                  Ji Xiuli

--------------------------------------------------------------------------------
EXECUTIVE DIRECTOR                    Ji Xiuli

--------------------------------------------------------------------------------
BUSINESS SCOPE                        Design, production, acting as an agent and
                                      publishing advertising in China for
                                      domestic and foreign clients; Undertaking
                                      exhibit.

--------------------------------------------------------------------------------
BUSINESS TERM                         28 September 2004 to 27 September 2024

--------------------------------------------------------------------------------

5.   IF DESIGN

------------------------------------------------------------------------------------------
NAME                                       Shanghai If Advertisement Design and Production
                                           Co., Ltd.

------------------------------------------------------------------------------------------
DATE AND PLACE OF INCORPORATION            26 July 2005

------------------------------------------------------------------------------------------
REGISTRATION NUMBER                        310103000165204

------------------------------------------------------------------------------------------
REGISTERED ADDRESS                         Room L3, No.3-4, 17 Nong, Shaoxing Road, Luwan
                                           District, Shanghai, the PRC

------------------------------------------------------------------------------------------
REGISTERED CAPITAL                         RMB500,000

------------------------------------------------------------------------------------------
SHAREHOLDER                                NAME                     SHAREHOLDING

------------------------------------------------------------------------------------------
                                           JCBN China                   100%
                                                                    (RMB500,000)

------------------------------------------------------------------------------------------
                                           TOTAL:                    RMB500,000

------------------------------------------------------------------------------------------
LEGAL REPRESENTATIVE                       Chen Zhong

------------------------------------------------------------------------------------------
EXECUTIVE DIRECTOR & SUPERVISOR            Chen Zhong (Executive Director)
                                           Yuan Huxiang (Supervisor)

------------------------------------------------------------------------------------------
BUSINESS SCOPE                             Design, produce and act as
                                           agent for kinds of advertising; sale
                                           of commodity, knitgoods, textile,
                                           craftwork, and hardware; Indoor
                                           decoration and design. Where the
                                           business is subject to administrative
                                           licence, the company shall operate
                                           business by licence.

------------------------------------------------------------------------------------------
BUSINESS TERM                              26 July 2005 to 25 July 2015

------------------------------------------------------------------------------------------

                                   SCHEDULE E

  CORPORATE DETAILS OF THE JCBN GROUP IMMEDIATELY FOLLOWING JCBN GROUP CLOSING

1.   JCBN HK


--------------------------------------------------------------------------------------
NAME                                  JCBN Company Limited

--------------------------------------------------------------------------------------
DATE AND PLACE OF INCORPORATION       19 January 2004, Hong Kong

--------------------------------------------------------------------------------------
INCORPORATION NUMBER                  0879989

--------------------------------------------------------------------------------------
REGISTERED ADDRESS                    Rooms 1103-5, 11th Floor, No. 3 Lockhart Road,
                                      Wanchai, Hong Kong

--------------------------------------------------------------------------------------
REGISTERED CAPITAL                    HK$10,000.00 divided into 10,000 shares of
                                      HK$1.00 each

--------------------------------------------------------------------------------------
ISSUED CAPITAL                        Two (2) Shares

--------------------------------------------------------------------------------------
SHAREHOLDER                           NAME                                NUMBER OF
                                                                       ORDINARY SHARES

--------------------------------------------------------------------------------------
                                      Profitown Development                Two (2)
                                      Limited

--------------------------------------------------------------------------------------
                                      TOTAL:                               Two (2)

--------------------------------------------------------------------------------------
DIRECTOR(S)                           1. Graham Earnshaw
                                      2. Andrew Chang

--------------------------------------------------------------------------------------

2.   JTT

-----------------------------------------------------------------------------------------------------
NAME                                   jtt Advertising Limited

-----------------------------------------------------------------------------------------------------
DATE AND PLACE OF INCORPORATION        3 October 2000, Hong Kong

-----------------------------------------------------------------------------------------------------
INCORPORATION NUMBER                   0733247

-----------------------------------------------------------------------------------------------------
REGISTERED ADDRESS                     Room 24.2-3, Wah Hing Commercial Building, 283 Lockhart Road,
                                       Wanchai, Hong Kong

-----------------------------------------------------------------------------------------------------
REGISTERED CAPITAL                     HK$10,000.00 divided into 10,000 shares of HK$1.00 each

-----------------------------------------------------------------------------------------------------
ISSUED CAPITAL                         One Thousand (1,000) Shares

-----------------------------------------------------------------------------------------------------
SHAREHOLDER                            NAME                                          NUMBER OF
                                                                                  ORDINARY SHARES

-----------------------------------------------------------------------------------------------------
                                       JCBN Company Limited                        One Thousand
                                                                                      (1,000)

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                       TOTAL:                                      One Thousand
                                                                                      (1,000)

-----------------------------------------------------------------------------------------------------
DIRECTOR(S)                            1. Graham Earnshaw
                                       2. Andrew Chang

-----------------------------------------------------------------------------------------------------

3.   JCBN CHINA

-----------------------------------------------------------------------------------------------------
NAME                                   Shanghai Paxi Advertising Co., Ltd.

-----------------------------------------------------------------------------------------------------
DATE AND PLACE OF INCORPORATION        17 March 2004, the PRC

-----------------------------------------------------------------------------------------------------
REGISTRATION NUMBER                    3102262041088

-----------------------------------------------------------------------------------------------------
REGISTERED ADDRESS                     No.A-61 Nanxing Village, Jinhui Town, Fengxian District,
                                       Shanghai, the PRC

-----------------------------------------------------------------------------------------------------
REGISTERED CAPITAL                     RMB 1,000,000

-----------------------------------------------------------------------------------------------------
SHAREHOLDER                            NAME                                         SHAREHOLDING

-----------------------------------------------------------------------------------------------------
                                       Entity designated by XFM                         100%
                                                                                   (RMB1,000,000)

-----------------------------------------------------------------------------------------------------
                                       TOTAL:                                       RMB1,000,000

-----------------------------------------------------------------------------------------------------
LEGAL REPRESENTATIVE                   Party nominated by XFM

-----------------------------------------------------------------------------------------------------
DIRECTOR & MANAGEMENT                  Parties nominated by XFM

-----------------------------------------------------------------------------------------------------
BUSINESS SCOPE                         Design, production, publication and acting as an agent of all types of advertisements in China, service for exhibition and conference matters, enterprise image scheme, market sales
                                       scheme, etiquette service, computer graphic design and
                                       production, business information consulting, wholesale and retail business in craftwork, enterprise management
                                       consulting, human resource management consulting, labor
                                       service (exclusive of job agency), (application for license is necessary if license is required to conduct the
                                       above-mentioned business)

-----------------------------------------------------------------------------------------------------
BUSINESS TERM                          17 March 2004 to 16 March 2014

-----------------------------------------------------------------------------------------------------

4.   TIANYI

---------------------------------------------------------------------------------------
NAME                                  Beijing Jinjiu Tianyi Tianjiu
                                      Lianhe Advertising Co., Ltd.

---------------------------------------------------------------------------------------
DATE AND PLACE OF INCORPORATION       28 September, 2004, PRC

---------------------------------------------------------------------------------------
REGISTRATION NUMBER                   110112007528406

---------------------------------------------------------------------------------------
REGISTERED ADDRESS                    Room 506, No.119, Yudai River Street, Tongzhou
                                      District, Beijing

---------------------------------------------------------------------------------------
REGISTERED CAPITAL                    RMB 500,000

---------------------------------------------------------------------------------------
SHAREHOLDER                           NAME                                SHAREHOLDING

---------------------------------------------------------------------------------------
                                      JCBN China                              100%
                                                                          (RMB500,000)

---------------------------------------------------------------------------------------
                                      TOTAL:                               RMB500,000

---------------------------------------------------------------------------------------
LEGAL REPRESENTATIVE                  Ji Xiuli

---------------------------------------------------------------------------------------
EXECUTIVE DIRECTOR                    Parties nominated by XFM

---------------------------------------------------------------------------------------
BUSINESS SCOPE                        Design, production, acting as an agent and
                                      publishing advertising in China for domestic and
                                      foreign clients; Undertaking exhibit.

---------------------------------------------------------------------------------------
BUSINESS TERM                         28 September 2004 to 27 September 2024

---------------------------------------------------------------------------------------

5.   IF DESIGN

-------------------------------------------------------------------------------------------------
NAME                                   Shanghai If Advertisement Design and Production Co., Ltd.

-------------------------------------------------------------------------------------------------
DATE AND PLACE OF INCORPORATION        26 July 2005, the PRC

-------------------------------------------------------------------------------------------------
REGISTRATION NUMBER                    310103000165204

-------------------------------------------------------------------------------------------------
REGISTERED ADDRESS                     Room L3, No.3-4, 17 Nong, Shaoxing Road, Luwan District,
                                       Shanghai, the PRC

-------------------------------------------------------------------------------------------------
REGISTERED CAPITAL                     RMB 500,000

-------------------------------------------------------------------------------------------------
SHAREHOLDER                            NAME                                         SHAREHOLDING

-------------------------------------------------------------------------------------------------
                                       JCBN China                                       100%
                                                                                    (RMB500,000)

-------------------------------------------------------------------------------------------------
                                       TOTAL:                                        RMB500,000

-------------------------------------------------------------------------------------------------
LEGAL REPRESENTATIVE                   Chen Zhong

-------------------------------------------------------------------------------------------------
DIRECTOR & MANAGEMENT                  Parties nominated by XFM

-------------------------------------------------------------------------------------------------
BUSINESS SCOPE                         Design, produce and act as agent for kinds of advertising;
                                       sale of commodity, knitgoods, textile, craftwork, and
                                       hardware; Indoor decoration and design. Where the business is subject to administrative licence, the company shall
                                       operate business by licence

-------------------------------------------------------------------------------------------------
BUSINESS TERM                          26 July 2005 to 25 July 2015

-------------------------------------------------------------------------------------------------

                                   SCHEDULE F

        REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE VENDOR AND CHOW

1.   JCBN HK and JTT. In respect of each of JCBN HK and JTT:

     (a) Organization, Standing, and Power. It is a company duly organized, validly existing, and in good standing under the laws of Hong Kong, has all requisite corporate power and authority to carry on its businesses, and is duly qualified and in good standing to do business in each jurisdiction in which it conducts business. It has made available to XFM complete and correct copies of its Company Charter Documents.

     (b) Corporate Records. Its minute books and corporate records, complete and correct copies of which have been made available to XFM, contain correct and complete records of all proceedings and actions taken at all meetings of, or effected by written consent of its shareholders and its board of directors and all original issuances and subsequent transfers, repurchases, and cancellations of its shares save and except that in respect of JCBN HK, it has not held any annual general meetings, or compiled any audited accounts since its incorporation. The Vendor and Chow represent and warrant that JCBN HK has held an extraordinary general meeting to resolve to rectify the foregoing non-compliance.

     (c)  Capital Structure.

          (i) Immediately prior to and following the JCBN Company Closing Date and JCBN Group Closing Date its issued share capital will be as set forth in Schedule B and Schedule C, respectively.

          (ii) There are no options, warrants, calls, conversion rights, commitments, agreements, contracts, restrictions, or rights of any character to which it is a party or by which it may be bound obligating it to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares, or obligating it to grant, extend or enter into any such option, warrant, call, conversion right, commitment, agreement, contract, understanding, restriction, arrangement or right. It does not have outstanding any bonds, debentures, notes or other indebtedness.

     (d) Subsidiaries and Branches. It does not presently own or Control, directly or indirectly, any interest in any other corporation, association, or other business entity, and is not a participant in any joint venture, partnership, or similar arrangement, except as set forth in Schedule B. Its particulars as set forth in Schedule D are true and accurate in all respects and the percentage of its share capital shown therein as owned or Controlled by it is beneficially owned and clear of all Encumbrances. There is no agreement or arrangement in force which calls for the present or future issue or sale of, or grant to any person the right (whether conditional or otherwise) to call for the issue, sale or transfer of any of its share or loan capital (including any of its option, notes, warrants or other securities or rights convertible or ultimately convertible into shares or equity interests).

     (e) Compliance with Laws and Other Instruments. It holds, and at all times has held, all licenses, permits, and authorizations from all governmental entities necessary for the lawful conduct of its business pursuant to all applicable statutes, laws, ordinances, rules, and regulations of all such authorities having jurisdiction over it or any part of its operations. There are no violations or claimed violations of any such license, permit, or authorization, or any such statute, law, ordinance, rule or regulation save and except that in respect of JCBN HK, it has not held any annual general meetings or compiled any audited accounts since its incorporation. However, the Vendor and Chow represent and warrant that JCBN HK has held an extraordinary general meeting to resolve and rectify the foregoing non-compliance.

     (f) Corporate Governance. Neither the execution and delivery of nor the performance by it of its obligations under this Agreement will (i) conflict with or result in any breach of its charter documents; (ii) require any Consent, (iii) conflict with, result in a breach or default of, or give rise to any right of termination, cancellation or acceleration or result in the creation of any lien, charge, encumbrance, or restriction upon any of the properties or Assets of it or its shares under, any law, statute, rule, regulation, judgment, decree, order, government permit, license or order or any mortgage, indenture, note, license, trust, agreement or other agreement, instrument or obligation to which it is a party.

     (g) No Liabilities and No Business Activities. Save as contemplated under this Agreement, it has no liabilities of any nature howsoever arising, is not involved in any litigation whether as plaintiff or defendant. In respect of JCBN HK only, it has no Assets and is not carrying on any business of any nature.

     (h) No Contracts. Save as contemplated under this Agreement and in respect of JCBN HK only, it has not entered into any agreement, contract, legal arrangement or documentation of any type or nature. In respect of JTT, all contracts material to its business and operations are listed under Schedule J hereto.

     (i) No PRC Shareholders. There are no persons who are nationals or residents of the PRC who are shareholders or directors of the Company.

2. In respect of each member of the PRC Group and its branches and subsidiaries (if any):

     (a) Organization, Standing, and Power. It is a company duly organized, validly existing, and in good standing under the laws of the PRC, have all requisite corporate power and authority to carry on its businesses, and is duly qualified and in good standing to do business in each jurisdiction in which it conducts business. It has made available to XFM complete and correct copies of its Charter Documents.

     (b) Corporate Records. The complete and correct copies of the minute books and corporate records of the company which has been filed with the local authorities including, but not limited to, the Administration of Industry and Commerce have been made available to XFM and are materially complete, correct and accurate.

     (c)  Capital Structure.

          (i) Immediately prior to Equity Transfer, the capital structure of each of the member of the PRC Group is as set forth in Schedule D.

          (ii) There are no options, warrants, calls, conversion rights, commitments, agreements, contracts, restrictions, or rights of any character to which it is a party or by which it may be bound obligating to issue, deliver or sell, or cause to be issued, delivered or sold, additional equity interest, or obligating it to grant, extend or enter into any such option, warrant, call, conversion right, commitment, agreement, contract, understanding, restriction, arrangement or right. It has no outstanding any bonds, debentures, notes or other indebtedness.

          (iii) Zhang Shunkang and Zhu Tianying are the owners of all interests in and to JCBN China free and clear of all Encumbrances and, except any rights in favour of XFM in this Agreement, no other party has any rights, now existing or contingent, whether or not exercised or claimed and whether or not by exercise of the power of any Governmental Entity, to any interest in JCBN China.

     (d) Subsidiaries. It does not presently own or Control, directly or indirectly, any interest in any other corporation, association, or other business entity, and is not a participant in any joint venture, partnership, or similar arrangement, except as set forth in Schedule
          D. Its particulars set forth in Schedule D are true and accurate in all respects and the percentage of the equity interest shown therein as owned or Controlled by any party is beneficially owned free from any Encumbrance. There is no agreement or arrangement in force which calls for the present or future issue or sale of, or grant to any person the right (whether conditional or otherwise) to call for the issue, sale or transfer of any share or loan capital of the company (including any option, notes, warrants or other securities or rights convertible or ultimately convertible into shares or equity interests in it).

     (e) Compliance with Laws and Other Instruments. It holds all material licences, permits, and authorizations from all governmental entities necessary for the lawful conduct of its business pursuant to all applicable statutes, laws, ordinances, rules, and regulations of all such authorities having jurisdiction over it or any part of its operations or the failure to obtain which shall have a Material Adverse Change on the business or Assets of the company. It has duly and promptly performed all requisite inspections (if applicable), including but not limited to, annual inspections by any Governmental Entity for the lawful conduct of its business and its operation and for it to validly and legally hold all its licences, permits and authorizations.

     (f) Corporate Governance. Neither the execution and delivery of this Agreement nor the performance by it of its obligations under this Agreement will (i) conflict with or result in any breach of the Charter Documents; (ii) require any Consent by any Governmental Entity, (iii) conflict with, result in a breach or default of, or give rise to any right of termination, cancellation or acceleration or result in the creation of any lien, charge, encumbrance, or restriction upon any of its properties or Assets or equity interest in it under any law, statute, rule, regulation, judgment, decree, order, government permit, licence or order or any mortgage, indenture, note, licence, trust, agreement or other agreement, instrument or obligation to which the company is a party.

3. In respect of each member of the JCBN Group and its branches and subsidiaries (if any):

     (a)  Technology and Intellectual Property Rights.

          (i) Schedule H contains a list of its Intellectual Property which includes the following:

                 (A) all patents, domain names, trademarks, trade names, trade dress and service marks, and any applications and registrations for any of the foregoing, that is included in the Owned Intellectual Property;

                 (B) all registered copyrights, and applications for registered copyrights for any Owned Intellectual Property;

                 (C) all material products and services that currently are published and/or offered by it, or that are currently under development by it and scheduled to be commercially released or offered within six (6) months of the JCBN Company Closing Date and JCBN Group Closing Date;

                 (D) all material licenses and sublicenses of Owned Intellectual Property;

                 (E) all Licensed Intellectual Property (other than license agreements for standard "shrink wrapped, off the shelf," commercially available, third party products used by the company) and any sublicenses thereto; and

                 (F) any material obligation of exclusivity, non-competition, non-solicitation, first negotiation or "most favoured nation" or "equally favoured nation" (e.g. obligating the company to provide terms as favourable or more favourable as granted to others) to which it is subject under any agreement that does not fall within the ambit of (D) or
                      (E) in this paragraph.

          (ii) It owns or has the right to use all Intellectual Property used or held for use in the conduct of its business without any conflict with the rights of others. All products and technology that have been or currently are published and/or offered by it or are under development by it, and all products and/or technology underlying any and all services that have been or currently are offered by it or are under development by it is either: (1) owned by it, (2) in the public domain, or (3) rightfully used by it pursuant to a valid written license or other agreement.

          (iii) It is not and will not, as a result of the execution or delivery of this Agreement, nor performance of the parties' obligations under this Agreements be in violation of any license, sublicense or other agreement relating to the Intellectual Property or of any non-disclosure agreement to which it is a party or otherwise bound.

          (iv) Save such licences for Licensed Intellectual Property for use in the ordinary course of business of any member of the JCBN Group, it is not obligated to provide any financial consideration or other consideration to any third party, nor is any third party otherwise entitled to any financial consideration or other consideration, with respect to any exercise of rights by it or its successors in the Intellectual Property.

          (v) Its use, reproduction, modification, distribution, licensing, sublicensing, sale, or any other exercise of rights in any Owned Intellectual Property by the company or its licensees does not infringe, misappropriate or violate any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, database right, moral rights, rights to use likeness, other intellectual property rights, right of privacy, right of publicity or right in personal or other data of any person. Further, the use, reproduction, modification, distribution, licensing, sublicensing, sale, or any other exercise of rights in any Licensed Intellectual Property or any other authorized exercise of rights in or to Licensed Intellectual Property by the company or their licensees does not infringe, misappropriate or violate any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, moral right, database right, other intellectual property right, right of privacy, right of publicity or right in personal or other data of any person. Further, the distribution, licensing, sublicensing, sale, or other provision of products and services by the company or its resellers or licensees does not infringe, misappropriate or violate any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, moral right, database right, other intellectual property right, right of privacy, right of publicity or right in personal or other data of any person.

          (vi) No action, suit or proceeding (A) challenging the validity, enforceability, or ownership by it of any of Owned Intellectual Property or (B) to the effect that the use, reproduction, modification, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights in any Owned Intellectual Property by it or its licensees infringes, misappropriate or violates any intellectual property or other proprietary or personal right of any person is pending or is threatened by any person. Further, no claim to the effect that the distribution, licensing, sublicensing, sale or other provision of products and services by it or its resellers or licensees infringes, misappropriates or violates any intellectual property or other proprietary or personal right of any person is pending or, to the knowledge of the Vendor and Chow, is threatened by any person. There is no unauthorized use, infringement or misappropriation of any of Owned Intellectual Property by any third party, employee or former employee to the best knowledge of the Vendor and Chow.

          (vii) No other party has any security interests in any Intellectual Property.

          (viii) It has secured from all parties who have created any portion of, or otherwise have any rights in or to, Owned Intellectual Property, other than employees of the company whose work product was created by them entirely within the scope of their employment by the company and constitutes work made for hire owned by the company, valid written assignments or licenses of any such work or other rights to it that are enforceable by it and has made available true and complete copies of such assignments or licenses to XFM.

          (ix) It owns all right, title and interest in and to all data it collects from or discloses about users of its products and services. Its practices regarding the collection and use of consumer personal information are in accordance in all respects with applicable laws and regulations of all jurisdictions in which it operates.

          (x) None of its officers, directors, stockholders or employees or any spouse, or relative thereof, owns directly or indirectly, in whole or in part, any Intellectual Property.

          (xi) It has not transferred, assigned, disposed in any manner of any Intellectual Property.

     (b) Financial Statements. There are no liabilities, claims or obligations against it of any nature in excess of US$5,000, whether absolute, contingent, anticipated or otherwise, whether due or to become due, that are not shown in the Financial Statements.

     (c) Accounts Receivable. All of the accounts receivable shown in the Financial Statements as of the JCBN Company Closing Date and JCBN Group Closing Date will have arisen out of its bona fide transactions in the ordinary course of business and have been collected or are good and collectible in the aggregate recorded amounts thereof (less the allowance for doubtful accounts also appearing in such Financial Statements and net of returns and payment discounts allowable by the company's policies) and can reasonably be anticipated to be paid in full without outside collection efforts within ninety (90) days of the due date. There shall be in the JCBN Group a minimum of US$4,200,000 of accounts receivables from non-members of the JCBN Group (the "CLOSING RECEIVABLES").

     (d)  Taxes.

          (i) It has timely filed (or caused to be filed) all Returns required to be filed by it. All taxes required to be paid (whether or not shown on any Return) in respect of the Return Periods have been paid or fully accrued up until JCBN Company Closing and JCBN Group Closing save and except that in respect of JCBN HK, it has filed one tax return dated 21 September 2005 for the period from 19 January 2004 to 31 March 2005 indicating that it has had no business to the Hong Kong Inland Revenue Department since its incorporation. It has not requested or been granted any extension of time to file any Return (if applicable). The Vendor and Chow have made available to XFM true and correct copies of all Returns, and all material correspondence with any taxing authority (if any).

          (ii) No deficiencies or adjustments for any tax of the company has been claimed, proposed or assessed or threatened in writing and not paid. There is currently no claim outstanding by any authority in a jurisdiction where it does not file Returns that it is or may be subject to taxation by that jurisdiction. It is not subject to any pending or threatened tax audit or examination. It has not entered into any agreements, waivers or other arrangements in respect of the statute of limitations in respect of its taxes or Returns.

          (iii) For the purposes of this Agreement, the terms "tax" and "taxes" shall include all taxes, assessments, duties, tariffs, registration fees, and other governmental charges in the nature of taxes including, all income, franchise, property, production, sales, use, payroll, license, windfall profits, value added, severance, withholding, excise, gross receipts and other taxes, as well as any interest, additions or penalties relating thereto and any interest in respect of such additions or penalties.

          (iv) There are no liens for taxes upon its Assets except for taxes that are not yet payable. It has withheld all taxes required to be withheld in respect of wages, salaries and other payments to all employees, officers and directors and any taxes required to be withheld from any other person and has timely paid all such amounts withheld to the proper taxing authority.

     (e) Absence of Certain Changes and Events. Since the date of the Financial Statements, there has not been:

          (i) Any transaction involving more than US$5,000 for a single transaction and a series of transactions involving in aggregate more than US$100,000 entered into by it other than in the ordinary course of business;

          (ii) Any declaration, payment, or setting aside of any dividend or other distribution to or for any of the holders of any equity interest;

          (iii) Any termination, modification, or rescission of, or waiver by the company of rights under, any contract having or reasonably likely to have a Material Adverse Change on its business;

          (iv) Any discharge or satisfaction by it of any lien or encumbrance, or any payment of any obligation or liability (absolute or contingent) other than liabilities shown on the Financial Statements and liabilities incurred since the date of the Financial Statements in the ordinary course of business;

          (v) Any mortgage, pledge, imposition of any security interest, claim, encumbrance, or other restriction created on any of its Assets, tangible or intangible, having or reasonably likely to have a Material Adverse Change on its business;

          (vi) Any settlement amount of any claim, dispute, suit, proceeding or investigation regarding it or its business; or

          (vii) Any event or condition resulting in a Material Adverse Change on it or its business.

     (f) Leases in Effect; Real Estate. All real property leases and subleases to which it is a party and any amendments or modifications thereof are listed in Schedule I (each a "LEASE" and, collectively, the "LEASES"). It has a valid leasehold interest under such Leases. There are no existing defaults, and it has not received or given any written notice of default or claimed default with respect to or received any order, notice, or other notification from any Governmental Entity in respect of any Lease or property related thereto and there is no event that with notice or lapse of time, or both, would constitute a default thereunder. All real property occupied by it is subject to a written lease. It holds no interest in real property other than the Leases. It has filed and registered all Leases with all applicable Governmental Entities.

     (g) Personal Property. It has valid title, free and clear of all title defects, security interests, pledges, options, claims, liens, and encumbrances of any nature whatsoever to all inventory, receivables, furniture, machinery, equipment, and other personal property, tangible or otherwise, reflected on the Financial Statements, except for acquisitions and dispositions since the date of the Financial Statements in the ordinary course of business and not exceeding US$1,000.

     (h) Litigation and Other Proceedings. Neither it nor any of its past or present officers, directors, or employees, is a party to any pending or, threatened action, suit, labour dispute (including any union representation proceeding), proceeding, investigation, or discrimination claim in or by any court or governmental board, commission, agency, department, or officer, or any arbitrator, arising from its actions or omissions or affecting its properties, Assets or capital, nor to the best of the knowledge of the Vendor or Chow is there any reasonable basis for any such action, suit, labour dispute, proceeding, investigation or discrimination claim, or, in the case of an individual, from acts in his or her capacity as its officer, director, employee, agent or contractor. It is not a named party to any order, writ, judgment, decree, or injunction.

     (i) No Defaults. It is and has not received written notice that it would be, with the passage of time, in default or violation of any term, condition, or provision of (i) its Charter Documents; (ii) any judgment, decree, or order to which it is a named party; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license, or other instrument to which it is now a party or by which it or any of its properties or Assets is bound, except for defaults and violations which have been cured or, individually or in the aggregate, would not have a Material Adverse Change on its business.

     (j) Material Contracts. Except for the agreements set forth in Schedule J (the "MATERIAL CONTRACTS"), it is not a party to or bound by:

          (i) Any employment contract or arrangement providing for annual salary in excess of US$100,000 with any officer or employee or with any consultant or director providing for annual compensation in excess of US$100,000;

          (ii) Any plan or contract or arrangement, written or oral, providing for bonuses, pensions, deferred compensation, retirement payments, profit-sharing, severance, acceleration of vesting of benefits, payments upon change of control events, or the like;

          (iii) Any joint venture contract or arrangement or any other agreement that has involved or is expected to involve a sharing of profits;

          (iv) Reseller or distribution agreement, volume purchase agreement, corporate end user sales or service agreement, reproduction or replication agreement or manufacturing agreement in which the amount involved exceeds annually, US$50,000 or pursuant to which the company has granted or received manufacturing rights, most favoured nation pricing provisions, or exclusive marketing, reproduction, publishing or distribution rights related to any product, group of products or territory;

          (v) Any agreement, franchise, or indenture where the amount of consideration payable thereunder is greater than US$50,000 in any year during the term of such agreement, franchise or indenture and which has not been terminated or performed in its entirety and not renewed which may be, by its terms, terminated, impaired, or adversely affected by reason of the execution of this Agreement, JCBN Group Closing, or the consummation of the transactions contemplated;

          (vi) Any license, permit, or authorization which has not been terminated or performed in its entirety and not renewed which may be, by its terms, terminated, impaired, or adversely affected by reason of the execution of this Agreement, the JCBN Group Closing or the consummation of the transactions contemplated;

          (vii) Except for trade indebtedness incurred in the ordinary course of business, any instrument evidencing or related in any way to indebtedness incurred in the acquisition of companies or other entities or indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise which individually is in the amount of US$5,000 or more; or

          (viii) Any contract containing covenants purporting to limit its freedom to compete in any business in any geographic area.

          All Material Contracts are valid and in full force and effect and to the best of the knowledge of the Vendor or Chow, it has not, nor has any other party thereto, breached any material provisions of, or entered into default in any material respect under the terms thereof other than such beaches or defaults that have been cured or that would not cause a Material Adverse Change to the Assets or business of the company. The Vendor and Chow has made available to XFM a copy of each Material Contract specified in Schedule J together with all amendments, material written waivers or other material written changes thereto. All the material contracts as set forth under Schedule J are valid and in full force and effect and the Vendor and Chow are not aware of any facts or events which may result in any of the Material Contracts to be terminated or not being renewed prior to or upon expiry by the relevant parties.

     (k) Assets. It has legal and beneficial ownership of all Assets it owns, possesses or uses as indicated in the Financial Statements free and clear of any Encumbrances. No other Person owns any such property and Assets which it is using except for the leased property and personal property it lease pursuant to the Material Contracts.

     (l) Material Relations. None of the parties to any of the Material Contracts have in any way expressed to it, the Vendor or any Chow any intent to reduce the amount of or terminate the business with it.

     (m) Insurance and Banking Facilities. Schedule K contains a complete and correct list of (i) all contracts of insurance or indemnity of the company in force at the date of this Agreement (including name of insurer or indemnitor, agent, annual premium, coverage, deductible amounts, and expiration date) and (ii) the names and locations of all banks in which it has accounts or safe deposit boxes, the designation of each such account and safe deposit box, and the names of all persons authorized to draw on or have access to each such account and safe deposit box. All premiums and other payments due from the company with respect to any such contracts of insurance or indemnity have been paid, and neither the Vendor nor Chow is aware of any act, or failures to act that has or might cause any such contract to be cancelled or terminated. All known claims for insurance or indemnity have been presented. The bank facility granted by the Bank of East Asia in favour of JTT has been cancelled and all and any amount outstanding or due thereunder have been duly repaid.

     (n) Employees. It has no written or oral contract of employment or other employment agreement with any of its employees (including any contracts relating to the temporary use or loaning of employees) that are not terminable at will by the company without payment of severance or termination payments or benefits. It is not a party to any pending or threatened labour dispute concerning its business or employment practices or the subject of any organizing drive, labour grievance or petition to certify a labour union. It has complied with in all material aspects all applicable laws, treaties, ordinances, rules, and regulations and requirements relating to the employment of labour. There are no claims pending or, to the best of the knowledge of the Vendor and Chow, threatened to be brought against it in any court or administrative agency by any of its former or current employees. It has made all required contributions under the applicable laws in respect of wages, salaries and other payments to all employees, officers and directors and has timely paid all such amounts to the proper Governmental Entity except as would not have a Material Adverse Change on its business or Assets.

     (o) Certain Agreements. Neither the execution and delivery of this Agreement nor the performance of its obligations contained in them will: (i) result in any payment by it (including severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due to any director, employee, or independent contractor of the company under any employee benefit plan, agreement, or otherwise,
          (ii) increase any benefits otherwise payable under any employee benefit plan or agreement, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

     (p) Guarantees and Suretyships. It has no powers of attorney outstanding and it has no obligations or liabilities (absolute or contingent) as guarantor, surety, co-signer, endorser, co-maker, or otherwise respecting the obligations or liabilities of any person, corporation, partnership, joint venture, association, organization, or other entity other than as an endorser of negotiable instruments in the ordinary course of business.

     (q) Absence of Questionable Payments. Neither it nor any of its respective Affiliates, directors, officers, agents, employees or other persons acting on its behalf, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds. Neither it nor any of its respective Affiliates, directors, officers, agents, employees or other persons acting on their behalf, has accepted or received any unlawful contributions, payments, gifts, or expenditures.

4.   General.

     (a) The Closing Deliverable Agreements. On or before JCBN Group Closing, each of the JCBN Closing Deliverable Agreements will have been duly executed by the parties thereto and, as at JCBN Group Closing, will be in full force and effect and will constitute the valid and legally binding obligations of the parties thereto enforceable in accordance with their terms at JCBN Group Closing.

     (b) Full Disclosure. (i) The Vendor and Chow are not aware of any facts which could materially adversely affect it or any member of the JCBN Group which are likely in the future to materially adversely affect any of them and which have not been disclosed by or on behalf of the Vendor or Chow in connection with or pursuant to this Agreement; (ii) No representation or warranty in this Agreement, nor any statement or certificate furnished or to be furnished to XFM pursuant to or in connection with this Agreement contains or will contain any untrue statement of material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

     (c) Reliance. The representations and warranties are made by the Vendor and Chow with the knowledge and expectation that XFM are placing reliance thereon.

5. The Vendor and Chow hereby further jointly and severally represent, warrant and covenant to XFM that each of the following statements with respect to the Vendor and each of Chow, as applicable, is true:

     (a) Organisation and Qualification. The Vendor is a person or a legal entity duly organised and validly existing under the laws of its jurisdiction of incorporation.

     (b) Authorisation and Authority. The Vendor has taken all corporate or other action required to authorise, and has duly authorised, the execution, delivery and performance of this Agreement and upon due execution and delivery the same will constitute its legal, valid and binding obligations enforceable in accordance with its terms.

     (c) Power and Authority. It or he has full power and authority to make the covenants and representations referred to herein and to sell the Company Shares and to execute, deliver and perform this Agreement.

     (d) Compliance with Laws and Other Instruments. It or he holds, and at all times has held all licenses, permits, and authorizations from all governmental entities necessary for the lawful conduct of its or his business pursuant to all applicable statutes, laws, ordinances, rules, and regulations of all such authorities having jurisdiction over it or any part of its or his operations. There are no violations or claimed violations of any such license, permit, or authorization, or any such statute, law, ordinance, rule or regulation, except for those violations which will not cause Material Adverse Change to the business or Assets of the members of the JCBN Group.

     (e) Corporate Governance. Neither the execution and delivery of this Agreement nor the performance by it or him of its or his obligations under this Agreement will (i) conflict with or result in any breach of its charter documents in the case of or the Vendor; (ii) require any Consents by Governmental Entity, (iii) conflict with, result in a breach or default of, or give rise to any right of termination, cancellation or acceleration or result in the creation of any lien, charge, encumbrance, or restriction upon any of the properties or Assets of it or him or its or his shares under, any law, statute, rule, regulation, judgment, decree, order, government permit, license or order or any mortgage, indenture, note, license, trust, agreement or other agreement, instrument or obligation to which it is a party.

     (f) Investor Representation. The Vendor would be acquiring XFM Shares or ADRs thereof for its own account, not as a nominee or agent and for investment only and not with a view toward or for sale in the United States connection with any distribution thereof, or with any present intention of distributing or selling the XFM Shares or ADRs thereof in the United States. The Vendor understands and acknowledges that the XFM Shares or ADRs thereof are not being registered under the U.S. securities laws, any U.S. state securities laws or otherwise. The Vendor understands that the XFM Shares or ADRs thereof cannot be sold in the United States unless they are subsequently registered under the U.S. securities laws and applicable state securities laws or an exemption from such registration is available. For the avoidance of doubt, the foregoing representations are limited to sales and distributions of XFM

          Shares or ADRs thereof in the United States and shall not be construed as a representation or restrictive covenants in connection with sales or distributions by the Vendor of XFM Shares or ADRs thereof outside the United States.

                                   SCHEDULE G

              CONDITIONS OF XFM'S OBLIGATIONS TO JCBN GROUP CLOSING

1. Representations and Warranties. All representations and warranties of the Vendor and Chow shall be true on and as of the JCBN Company Closing or JCBN Group Closing or the date of payment with the same effect as though such representations and warranties had been made on and at such date.

2. Due Diligence. XFM has completed its due diligence review of the JCBN Group and is satisfied with the results thereof.

3. Performance. Each member of the JCBN Group shall have performed and complied with all agreements, obligations and conditions contained in this Agreement (if applicable), the JCBN Ancillary Agreements that are required to be performed or complied with by it on or before the JCBN Company Closing, JCBN Group Closing or the date of payment.

4. No Material Adverse Change. There has not occurred any Material Adverse Change in the JCBN Group's business, financial condition, Assets or operations since the date of signing of this Agreement.

5. Deliverables. All matters and transactions contemplated in Clauses 2 and 3 of the Agreement have been completed to the satisfaction of XFM and all documents contemplated to be executed and delivered in Clauses 2 and 3 of the Agreement have been delivered in the forms required.

6. Board Approval. XFM's board of directors shall have authorized and approved the execution and delivery of the Agreement and the Ancillary Agreements.

7. JCBN Equity Transfer. The Equity Transfer has been duly completed and all documents required to be filed with or delivered to Governmental Entity have been so filed or delivered and all approvals, registration and permits for the Equity Transfer has been duly obtained and completed.

8. Board Composition. All documents required to change the legal representative or directors of each member of the JCBN Group to nominees of XFM shall have been duly completed and signed and, where applicable, filed, submitted to or registered with the relevant Governmental Entity.

9. Licenses. All Licenses shall be valid and in full force and shall be renewable solely by each member of the JCBN Group (as applicable) or its branch throughout the period from the date of signing of this Agreement to the JCBN Company Closing Date, JCBN Group Closing or date of payment.

10. Working Capital. The JCBN Group has at least RMB7,600,000 in available funds or accounts receivables at the JCBN Group Closing. Any shortfall shall be deducted from the 2008 JCBN Amount and, if the 2008 JCBN Amount is not sufficient to deduct the shortfall, such excess from the 2009 JCBN Amount.

11. Employment Agreements. The persons, particulars of which are set forth in Schedule M, have entered into the JCBN Employment Agreements with XFM and shall fulfil their obligations specified under the JCBN Employment Agreements, and shall not unilaterally terminate the JCBN Employment Agreements before the expiration of the same.

12. Non-compete Deeds. The persons, particulars of which are set forth in Schedule M, have entered into the Non-compete Deeds with XFM and shall fulfil their obligations specified under the Non-compete Deeds.

13. Bank Facility. The overdraft facility granted by Bank of East Asia in favour of JTT has been repaid in full and cancelled and there is no amount outstanding or due thereunder by the Group.

14. Motor Vehicle. None of JCBN HK or JTT owns or leases any motor vehicles. All hire purchase, insurance or other contracts or arrangements with respect to any such motor vehicle previously owned or leased by JCBN HK or JTT have been cancelled and there is no amount outstanding or due thereunder by any member of the JCBN Group.

                                   SCHEDULE H

                           JCBN INTELLECTUAL PROPERTY

A. DOMAIN NAMES OWNED BY MEMBERS OF THE JCBN GROUP:



NO.     OWNER OF        DOMAIN NAME        REGISTRATION       EXPIRY          CERTIFICATE
         DOMAIN                                DATE            DATE
---     ---------     ----------------     ------------     ----------     ------------------

 1.       JTT           jtt.com.hk          23/04/2001      01/11/2008         HK12876491

 2.       JCBN          jcbn.com.cn         15/05/2004      15/12/2008       21.192.103.250
          China                                                            (dns7.hichina.com)



 3.     IF Design     if-design.com.cn      21/09/2006      21/09/2009     20060921s10011s
                                                                             76857642-cn



B. TRADEMARKS OWNED OR APPLIED FOR BY MEMBERS OF THE JCBN GROUP: NIL

                                   SCHEDULE I

                                  JCBN LEASES

THE COMPANY : NIL

JCBN HK : NIL

JTT :

List of leases of JTT.

JCBN CHINA :

List of leases of JCBN China

TIANYI :

List of leases of Tianyi

IF :

List of leases of IF

                                   SCHEDULE J

                               MATERIAL CONTRACTS

This is a list material contracts of jtt Advertising Limited and Tianyi.

                                   SCHEDULE K

                               INSURANCE AND BANK

INSURANCE :

1.   JTT ADVERTING LIMITED :

     (a) PRU Choice Small Office Extra Insurance Policy No.900000379129 dated 18/10/2007 for year 2007 with The Prudential Assurance Co. Ltd. for Small office Insurance Coverage
     (b) Policy No.900000379129 with The Prudential Assurance Co. Ltd. for Employees Compensation

BANK :

This is a list of bank accounts.

                                   SCHEDULE L

                           JCBN LICENSES / CERTIFICATE

1.   JCBN HK


---------------------------------------------------------------------------------------------------------------
   LICENCE /              ISSUING          ISSUING          VALID          TYPE OF              SCOPE OF
  CERTIFICATE            AUTHORITY           DATE           TERM           BUSINESS             BUSINESS
---------------------------------------------------------------------------------------------------------------
      Business           Business         19/01/2007       One year       Advertising     Advertising, design,
    Registration       Registration                           to                               production,
    Certificate           Office                          18/01/2008                        distribution and
    No.34230962                                                                           agency. Trading and
                                                                                          consulting services
---------------------------------------------------------------------------------------------------------------

2.   JTT ADVERTING LIMITED

---------------------------------------------------------------------------------------------------------------
   LICENCE /              ISSUING          ISSUING          VALID          TYPE OF            SCOPE OF
  CERTIFICATE            AUTHORITY           DATE           TERM           BUSINESS           BUSINESS
---------------------------------------------------------------------------------------------------------------
      Business           Business         03/10/2007       One year       Advertising        Advertising
    Registration       Registration                           to
    Certificate           Office                          02/10/2008
    No.31268796
---------------------------------------------------------------------------------------------------------------

3.   JCBN CHINA

---------------------------------------------------------------------------------------------------------------
   LICENCE /              ISSUING          ISSUING        OPERATION       TYPE OF            SCOPE OF
  CERTIFICATE            AUTHORITY           DATE            TERM         BUSINESS           BUSINESS
---------------------------------------------------------------------------------------------------------------
    Business              Fengxian       17/08/2006        10 years        Limited             Design,
    Licence               Branch of                          from         Liability          production,
   (Business              Shanghai                        17/03/2004       Company         publication and
 License) No.:         Administration                                                     acting as an agent
  31022620410           for Industry                                                        of all types of
      88                    and                                                           advertisements in
                          Commerce                                                        China, service for
                                                                                            exhibition and
                                                                                              conference
                                                                                         matters, enterprise
                                                                                            image scheme,
                                    )                                                        market sales
                                                                                          scheme, etiquette
                                                                                          service, computer
                                                                                          graphic design and
                                                                                             production,
                                                                                               business
                                                                                             information
                                                                                             consulting,
                                                                                            wholesale and
                                                                                          retail business in
                                                                                              craftwork,
                                                                                              enterprise
                                                                                              management
                                                                                          consulting, human
                                                                                               resource
                                                                                             management
                                                                                          consulting, labor
                                                                                         service (exclusive
                                                                                           of job agency),
                                                                                           (application for
                                                                                             license is
                                                                                            necessary if
                                                                                         license is required
                                                                                            to conduct the
                                                                                          above-mentioned
                                                                                          business)
---------------------------------------------------------------------------------------------------------------

4.   TIANYI

---------------------------------------------------------------------------------------------------------------
    LICENCE /             ISSUING          ISSUING        OPERATION        TYPE OF            SCOPE OF
   CERTIFICATE           AUTHORITY           DATE            TERM         BUSINESS            BUSINESS
---------------------------------------------------------------------------------------------------------------
    Business             Tongzhou        19/06/2007        20 years        Limited             Design,
    Licence              Branch of                           from         Liability       production, acting
   (Business              Beijing                         28/09/2004       Company         as an agent and
  License) No.:        Administration                                                         publishing
   11011200752         for Industry                                                          advertising in
      8406                  and                                                           China for domestic
                          Commerce                                                           and foreign
                                                                                               clients;
                                                                                             Undertaking
                                                                                               exhibit
---------------------------------------------------------------------------------------------------------------

5.   IF DESIGN

---------------------------------------------------------------------------------------------------------------
   LICENCE /              ISSUING          ISSUING        OPERATION       TYPE OF              SCOPE OF
  CERTIFICATE            AUTHORITY           DATE            TERM         BUSINESS              BUSINESS
---------------------------------------------------------------------------------------------------------------
    Business               Luwan          13/08/2007       10 years          Limited         Design, produce
    Licence               Branch of                          from           Liability        and act as agent
   (Business              Shanghai                        26/07/2005         Company          for kinds of
 License) No.:         Administration                                                      advertising; sale of
  31010300016           for Industry                                                           commodity,
     5204                   and                                                            knitgoods, textile,
                          Commerce                                                           craftwork, and
                                                                                            hardware; Indoor
                                                                                             decoration and
                                                                                            design. Where the
                                                                                           business is subject
                                                                                            to administrative
                                                                                              license, the
                                                                                             company shall
                                                                                            operate business
                                                                                              by license
---------------------------------------------------------------------------------------------------------------

                                   SCHEDULE M

1.   LIST OF MANAGEMENT ENTERING INTO JCBN EMPLOYMENT AGREEMENT

     (a)  Chow Chi Yan;
     (b)  Tam Ho Wai, Kathy
     (c)  Tam Wai Yip, Amos
     (d)  Chen Zhong, Ian
     (e)  Cao Dong, Neil
     (f)  Guo Hong

2.   LIST OF PERSONNEL ENTERING INTO NON-COMPETE DEED

     (a)  Chow Chi Yan;
     (b)  Tam Ho Wai, Kathy
     (c)  Tam Wai Yip, Amos
     (d)  Chen Zhong, lan
     (e)  Cao Dong, Neil
     (f)  Guo Hong
     (g)  Wang Jian

                                   SCHEDULE N

                         JCBN EQUITY TRANSFER DOCUMENTS

1.   JCBN CHINA

     (a) equity transfer agreement entered into between Zhang Shunkang and XFM Entity;
     (b) equity transfer agreement entered into between Zhu Tianying and XFM Entity;
     (c) shareholders' resolution of JCBN China executed by Zhang Shunkang and Zhu Tianying;
     (d)  shareholder's resolution of XFM Entity; and
     (e)  amended Articles of Association of JCBN China.

2.   IF DESIGN

     (a)  shareholder's resolution of IF Design; and
     (b)  amended Articles of Association of IF Design.

3.   TIANYI

     (a)  shareholder's resolution of Tianyi.

                                   SCHEDULE O

                          FORMS OF EMPLOYMENT AGREEMENT

                                   SCHEDULE P

                           FORMS OF NON-COMPETE DEED

                                   SCHEDULE Q

                               FINANCIAL STATEMENTS